Exhibit 10.33

LEASE AGREEMENT

9600 Blackwell Road

Rockville, Maryland

TNREF III 9600 BLACKWELL, LLC

Landlord

and

REGENXBIO INC.

Tenant

DATED: January 28, 2016

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is entered into by and between TNREF III 9600 Blackwell, LLC, a Delaware limited liability company (“Landlord”), and Regenxbio Inc., a Delaware corporation (“Tenant”), and is dated as of the Effective Date (defined below).

BASIC LEASE PROVISIONS

The following terms of this Lease are defined as follows:

1. Building:  The building located at 9600 Blackwell Road, Rockville, Maryland 20850.

2. Land:  The parcel of land on which the Building is located.

3. Premises:  Suite No. 210 containing approximately Sixteen Thousand One Hundred Sixteen (16,116) rentable square feet on Floor 2 (the “Premises”) of the Building.  A floor plan showing the Premises is attached hereto as Exhibit A.

4. Commencement Date:  The earlier of (i) the date of Tenant's occupancy of all or any portion of the Premises for the conduct of its business or (ii) thirty (30) days after the Delivery Date. The “Delivery Date” shall be the date that Landlord delivers possession of the Premises to Tenant in its “as is, where is” condition, anticipated to be February 1, 2016; further provided that notwithstanding anything to the contrary in this Lease, if the Delivery Date has not occurred by February 16, 2016, then the Abatement Period shall be extended by one (1) day for each day thereafter that the Delivery Date has not occurred.

5. Expiration Date:  12:00 noon E.S.T. on the last day of the ninety-first (91st) full calendar month of the Lease Term.  As used herein, the term “Lease Year” means each consecutive twelve (12) calendar month period beginning on the Commencement Date, except that if the Commencement Date is not the first day of a month, then the first Lease Year shall begin on the first day of the month immediately following the month in which the Commencement Date occurs, but shall include the days between and including the Commencement Date and the last day of the month in which the Commencement Date occurs.

6. Rent Commencement Date:  The Commencement Date; provided, however, so long as Tenant is not in default hereunder beyond any applicable notice and cure period pursuant to Section 13, Landlord shall abate the Fixed Rent otherwise payable for the first seven (7) months of the Lease Term (the “Abatement Period”) and the day after the last day of the Abatement Period shall be deemed to be the Rent Commencement Date.

7. Renewal Term(s): One (1) renewal term of five (5) Lease Years. [See Exhibit D - Special Stipulations]

8. Permitted Use:  General business office purposes.

9. Fixed Rent: For each Lease Year, an amount equal to the Fixed Rent set forth below:

LEASE YEAR	ANNUAL FIXED RENT	MONTHLY INSTALLMENT	$/RSF
1	$451,248.00*	$37,604.00*	$28.00*
2	$464,785.44	$38,732.12	$28.84
3	$478,806.36	$39,900.53	$29.71
4	$493,149.60	$41,095.80	$30.60
5	$507,815.16	$42,317.93	$31.51
6	$523,125.36	$43,593.78	$32.46
7	$538,757.88	$44,896.49	$33.43
8	$555,035.04**	$46,252.92	$34.44

Note: Fixed Rent is shown net of Additional Rent and other amounts payable by Tenant under this Lease.

*The Fixed Rent due for the Abatement Period shall be abated and shall only be due and payable to Landlord following a default by Tenant hereunder beyond any applicable notice and cure period pursuant to Section 13.

**Annualized.

*** Amounts shall be prorated for any partial month.

10. Late Charge: Five percent (5%) of the amount of the payment due; provided, however, that no Late Charge shall be assessed for the first time in any twelve (12) month period as long as such payment is received by Landlord within five (5) days after Landlord's notice to Tenant that such payment was not received.

11. Default Rate: The “prime rate” of interest (the “Prime Rate”) as published in the “Money Rates” column of The Wall Street Journal as of the default date or other date of calculation, as the case may be, plus five percent (5%).

12. Expense Base Year:   Calendar year 2016.

13. Tax Base Year:  Calendar year 2016.

14. Tenant's Proportionate Share: 15.91% (calculated by dividing (i) the rentable square footage of the then-current Premises (initially, 16,116) by (ii) the then-current rentable square footage of the Building (101,326).  All rentable square footage measurements will be calculated in accordance with the BOMA Legacy Method A 2010 Standard Method for Measuring Floor Area in Office Buildings).

15. Security Deposit: Initially, Seventy-Five Thousand Two Hundred Eight Dollars ($75,208.00), subject to reduction as provided in Section 29.

16. Intentionally Omitted.

17. Landlord’s Tenant Improvement Work:  The Work that Landlord is obligated to perform in the Premises pursuant to the Work Letter, if any, attached as Exhibit E.

18. Improvement Allowance:  Seven Hundred Twenty-Five Thousand Two Hundred Twenty Dollars ($725,220.00) (i.e., $45.00 per rentable square foot in the initial Premises), being the amount Landlord has agreed to contribute towards the cost of the Work as set forth in Exhibit E.

19. Brokers:  CB Richard Ellis, Inc., representing Landlord, and Scheer Partners, Inc., representing Tenant.

20. Notice Address:

Landlord:	TNREF III 9600 Blackwell, LLC
c/o True North Management Group
10 Bank Street, 12th Floor
White Plains, NY 10606
Attn: Fung Lin

Tenant:	REGENXBIO Inc.
9712 Medical Center Drive, Suite 100
Rockville, MD 20850
Attn: General Counsel

With copies by email to:

Sberl@regenxbio.com

and to:

Vvasista@regenxbio.com

Address for Invoices to Tenant:

REGENXBIO Inc.
9712 Medical Center Drive, Suite 100
Rockville, MD 20850
Attn: Chief Financial Officer

21. Tenant Primary Contact Information (for administrative purposes and not for formal notices):

Name:  Paul Broberg

Phone Number: (240) 552-8168 (desk), (240) 315-5097 (mobile)

Email Address:pbroberg@regenxbio.com

22. Special Stipulations:  As set forth in Exhibit D.

23. Effective Date:  The later of the dates on which this Lease is executed by Landlord and Tenant, as indicated below each party’s signature.

24. Exhibits: The following exhibits are attached to this Lease and form a part hereof.

Exhibit A	Plan of the Premises
Exhibit B	Commencement Memorandum
Exhibit C	Rules and Regulations
Exhibit D	Special Stipulations
Exhibit E	Work Letter
Exhibit F	Estoppel Certificate
Exhibit G	Janitorial Specifications

LEASE TERMS

The parties hereby agree to the following terms and conditions:

1. Premises, Term and Purpose.

(a) Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises, for a term commencing upon the Commencement Date and ending on the Expiration Date (the “Term”), or such later date to which the Term may be extended or renewed, or such earlier date upon which the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to applicable Laws.

Notwithstanding the foregoing, Tenant shall be permitted to enter the Premises on the Delivery Date to install telephone lines, equipment, computer lines and to move in furniture and other personal property; provided, however, that (i) all waiver and indemnity provisions of this Lease (including, but not limited to, those contained in Section 11) shall apply to such early entry, and (ii) all property placed in the Premises by Tenant shall remain there at Tenant's sole risk. Landlord hereby approves Zayo as Tenant's telecommunications provider for the Premises in the Building; provided, however, that any equipment to be installed by Zayo on Tenant's behalf is subject to obtaining Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

Landlord shall use commercially reasonable efforts to cause the current tenant in the Premises (Foulger Pratt) to convey to Landlord and leave in place such tenant’s furniture (“FF&E”) located or installed at the Premises as of the Effective Date.  In such event, Tenant shall take possession of the Premises with the FF&E in place in its “as is, where is” condition and Tenant shall have the right to use the FF&E during the Term without charge.  Landlord makes no representations or warranties of any kind with respect to such FF&E other than as of the Effective Date, the FF&E shall be owned by Landlord and is and shall remain free and clear of any liens or encumbrances. During the Term, Tenant shall repair and maintain the FF&E and cause the FF&E to be insured in the same manner as Tenant’s Property.  Upon the expiration or earlier termination of this Lease, Tenant shall surrender possession of the FF&E in the same condition as originally received, reasonable wear and tear resulting from the Permitted Use, damage due to the acts or omissions of Landlord, its agents, employees or contractors, excepted.

(b) Intentionally deleted.

(c) in the form attached hereto as Exhibit B, confirming the Commencement Date, the Expiration Date and such other matters as are set forth therein.

(d) The Premises shall be used by Tenant solely for the Permitted Use and for no other use or purpose.  Tenant shall not use or occupy the Premises or any part thereof for any purpose that is unlawful or which is extra-hazardous on account of fire or other casualty.  Tenant, at its sole cost and expense, shall obtain and maintain all consents, licenses, permits or approvals required to conduct its business at the Premises.  Tenant shall not do or permit to be done anything which shall invalidate the insurance policies carried by Landlord.  Tenant shall pay the entirety of any increase in the property insurance premium for the Building over what it was immediately prior to the effective date of this Lease if the increase is specified by Landlord’s insurance carrier as being solely caused by the nature of Tenant’s occupancy (other than for general office purposes) or any act or omission of Tenant (other than for general office purposes).

(e) The “Common Areas” of the Building shall be those parts of the Building and other facilities or improvements owned, operated or maintained by Landlord and designated, in whole or in part, from time to time by Landlord for the general, nonexclusive use of all tenants and occupants of the Building, including, among other things, non-dedicated elevators, halls, lobbies, entranceways, delivery passages, drinking fountains, public restrooms and the like, and all driveways, sidewalks, landscaping, service buildings, improvements or other facilities designated for such use by Landlord, or otherwise made available by Landlord for the common use by all tenants and occupants of the Building, whether used in conjunction with the occupants of other buildings or used exclusively by tenants of the Building, all of which facilities shall be subject to Landlord's management and control.  Tenant, and its employees and invitees, shall have the general, nonexclusive right to use the Common Areas, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same.  Landlord reserves the right, from time to time, to establish or change the rules and regulations regarding use of the Common Areas as provided in Section 8(b) hereof, and to reconfigure, close, change, add or eliminate the Common Areas without liability; provided that the access to and the use and occupancy of the Premises shall not be materially impaired thereby and that the Building shall at all times have the number of parking spaces required to meet applicable Laws.

(f) This Lease is subject to all encumbrances, covenants, restrictions, declarations, easements and other matters of record (provided, however, that Landlord represents that the foregoing do not (i) adversely affect Tenant's ability to use the Premises for the Permitted Use), or (2) materially increase Tenant's obligations or materially impair Tenant's rights hereunder), and to all zoning and land use regulations, affecting the Land and Building.

2. Rent.

(a) The rent reserved under this Lease shall be and consist of (a) the Fixed Rent, payable in advance in equal monthly installments on the first day of each and every calendar month; plus (b) additional rent (the “Additional Rent”) in an amount equal to Tenant's Proportionate Share of the Excess Expenses and the Excess Taxes (defined below), all separate charges for services and utilities provided in Section 15 of this Lease and any other charges as shall become due and payable hereunder, which Additional Rent shall be payable as hereinafter provided, all to be paid to Landlord at its office stated in Section 20 of the Basic Lease Provisions or such other place in the continental United States (excluding Alaska) as Landlord may designate by at least thirty (30) days prior written notice in lawful money of the United States of America, commencing on the Rent Commencement Date; provided, however, that (i) the first monthly installment of Fixed Rent shall be paid by Tenant upon execution of this Lease, and (ii) if the Rent Commencement Date shall occur on a date other than the first calendar day of a month, then the rent for the partial month commencing on the Rent Commencement Date shall be pro-rated on a per diem basis.

(b) Tenant does hereby covenant and agree promptly to pay the Fixed Rent, Additional Rent and any other charges herein reserved as and when the same shall become due and payable, without demand therefor (except as otherwise provided in this Lease), and without any set-off or deduction whatsoever (except as otherwise provided in this Lease).  All Additional Rent and other charges payable hereunder, which are not due and payable on a monthly basis during the Term, unless otherwise specified herein, shall be due and payable within thirty (30) days of delivery by Landlord to Tenant of notice to pay the same, which notice shall be accompanied by reasonable supporting documentation or other reasonable explanation of any such charges which are not regularly recurring. Any rent or other sum that falls due on a Saturday, Sunday or legal holiday in the state in which the Premises are located shall be deemed due on the next business day.

(c) In the event that any payment of Fixed Rent, Additional Rent or any other charge shall be paid after the due date provided herein, Tenant shall pay, together with such payment, the Late Charge and interest thereon at the Default Rate from the due date until the date of payment. This Late Charge and interest are compensation to Landlord for administrative costs in processing late payments and will not be construed as a penalty.  Notwithstanding the foregoing, such Late Charge and interest shall be waived as to the first instance of late payment in any Lease Year provided such payment is made within five (5) days after written notice from Landlord to Tenant that the same is past due.

(d) Any payment by Tenant or acceptance by Landlord of a lesser amount than due from Tenant to Landlord may be treated as a payment on account, notwithstanding any endorsement or statement on any check or in any letter accompanying payment that the lesser payment is payment in full, and Landlord may accept such check without waiving any other rights or remedies that Landlord may have against Tenant.  If Tenant’s bank, for any reason, returns or refuses for any reason to honor a check drawn by Tenant, Tenant shall pay to Landlord, as Additional Rent, a returned check fee currently in the amount of Fifty and 00/100 Dollars ($50.00) (which amount shall be subject to periodic adjustment during the Term).  Upon the occurrence of two (2) such returned checks during the Term, Landlord may require that all future payments from Tenant to Landlord shall be by certified check or bank check.

3. Expenses; Taxes.

(a) During each calendar year during the Term after the Expense Base Year and the Tax Base Year, as applicable, Tenant shall pay, as Additional Rent, Tenant’s Proportionate Share of (i) the amount, if any, by which Expenses (defined below) for each calendar year during the Term, or portion thereof, exceed Expenses for the Expense Base Year (the “Excess Expenses”) and, (ii) the amount, if any, by which Taxes (defined below) for each calendar year during the Term, or portion thereof, exceed Taxes for the Tax Base Year (the “Excess Taxes”).

(i) Prior to the end of each calendar year during the Term after the Expense Base Year and the Tax Base Year, as applicable, Landlord shall provide Tenant with a reasonably detailed written good faith estimate of the projected Excess Expenses and Excess Taxes, as the case may be, for the coming calendar year (or balance of the current calendar year, as the case may be), together with the amount of Tenant’s Proportionate Share of such estimated amounts.  On or before the first day of each month commencing on the first day of the calendar year immediately following the Expense Base Year or the Tax Base Year, Tenant shall pay to Landlord, as Additional Rent, one-twelfth (1/12th) of Tenant’s Proportionate Share of Landlord’s estimate of Excess Expenses and Excess Taxes.

(ii) Within 180 days (or as soon as reasonably practicable thereafter) following the end of each calendar year during the Term after the Expense Base Year and the Tax Base Year, as applicable, Landlord shall send to Tenant a statement of the actual Expenses and Taxes for the prior calendar year and for the Expense Base Year and the Tax Base Year (“Reconciliation Statement”).  If the amounts paid by Tenant for Excess Expenses or Excess Taxes exceeds Tenant’s Proportionate Share of the actual Excess Expenses or Excess Taxes, as the case may be, for such calendar year, Landlord shall credit such excess amount to Tenant’s obligation to pay Excess Expenses or Excess Taxes, as the case may be, next coming due hereunder (or, if this Lease has then expired or been terminated, Landlord shall refund such excess amount to Tenant together with the Reconciliation Statement).  If the amounts paid by Tenant for Excess Expenses or Excess Taxes were less than Tenant’s Proportionate Share of the actual Excess Expenses or Excess Taxes, as the case may be, for such calendar year, Landlord shall provide Tenant with an invoice stating the additional amount due which shall be paid in full by Tenant within thirty (30) days after receipt.

(iii) So long as Tenant is not then in default under this Lease beyond any applicable notice and cure period hereunder, Tenant or its designated lease auditor (which shall be a qualified certified public accounting or lease audit firm, compensated on a non-contingent fee basis), at Tenant’s sole cost and expense (except as otherwise provided herein), shall have the right, upon written notice received by Landlord within the ninety (90) day period following Tenant’s receipt of the Reconciliation Statement, to review in Landlord’s management office located in the Washington, DC metropolitan area, and during normal business hours, Landlord’s records of Expenses and Taxes stated in the Reconciliation Statement for the calendar year just ended, and for the Expense Base Year and the Tax Base Year, as applicable, the first time Tenant performs any such audit, but in any event not more than three (3) years after the Commencement Date.  Tenant shall deliver to Landlord a copy of the results of its review within ten (10) days of its completion, but in no event later than 180 days following Tenant’s receipt of the Reconciliation Statement.  No subtenant shall have any right to conduct a review.  If Tenant does not provide the results of its review and give written notice in detail stating reasonable objections to Landlord’s calculations by the 180th day following Tenant’s receipt of the Reconciliation Statement, then unless such delay is due to Landlord’s failure or refusal to provide timely access to Landlord’s records of Expenses and Taxes, Tenant shall be deemed to have approved the Reconciliation Statement for all purposes.  If it is determined by Landlord and Tenant that Tenant’s Proportionate Share of actual Excess Expenses or Excess Taxes were overpaid by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable out-of-pocket third-party cost of the review.  In addition, Landlord shall provide a credit for the overpaid amount against the then next due payments of Excess Expenses or Excess Taxes, as the case may be, or shall promptly refund the overpaid amount to Tenant if this Lease is then expired or thereafter terminates or expires prior to full recovery thereof.  Tenant’s exercise of its review rights shall not relieve Tenant from its obligation to pay Tenant’s Proportionate Share of Excess Expenses and Excess Taxes as billed by Landlord when due under this Lease, all of which amounts shall be paid pending completion of any review.  All such amounts must be paid in full prior to Tenant exercising its review rights under this Section 3(a)(iii).

(iv) In the event (i) that the Rent Commencement Date shall occur on a day other than the first day of a calendar year, (ii) that the date of the expiration or other termination of this Lease shall be a day other than the last day of a calendar year, or (iii) of any increase or decrease in the gross rentable area of the Building, then in each such event in applying the provisions of this Section 3 with respect to any calendar year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Section 3, taking into consideration the portion of such calendar year which shall have elapsed prior to the Rent Commencement Date, the date of such expiration or other termination or the date of such increase or decrease.

(b) “Taxes” shall mean all taxes and assessments, general and special, ordinary as well as extraordinary, charges (including, but not limited to, water and sewer rents and charges), levies, impositions and payments wholly or partly in lieu thereof, however denominated, now or hereafter in effect, which are or may be imposed upon or made liens upon the Land and/or the Building.  Taxes shall not include capital or stock taxes, profit taxes, franchise taxes, gift taxes, succession or transfer taxes, gift taxes, inheritance or estate taxes, federal and state income taxes or other taxes applicable to Landlord’s general or net income, or any personal property taxes attributable to “Fine Art”.  Taxes shall also not include any items includable in or excluded from Expenses or reserves for future Taxes not payable in the current calendar year. If, due to a change in the method of taxation or assessment, any franchise, income, profit or other tax, however designated, shall be substituted by the applicable taxing authority in whole or in part, for the Taxes now or hereafter imposed on the Land or the Building, such franchise, income, profit or other tax shall be deemed to be included in the term “Taxes.”

(c) “Expenses” shall mean the total of all costs and expenses paid or incurred by Landlord with respect to the management, operation, maintenance, repair and replacement of the Building, the Common Areas and the Land and the services provided to tenants therein, including, by way of illustration and not limitation, costs and expenses incurred for and with respect to: (i) utilities, including, without limitation, water, gas, electricity, sewer and waste disposal supplied to the Building and the Common Areas and not otherwise paid for by, or reimbursed by, a tenant, including costs to maintain, repair and replace wiring, pipes, conduit boxes, units, sockets, meters and other equipment used to supply such services to the Building and the Common Areas, (ii) lobby and seasonal decorations, (iii) elevators and other equipment costs including, without limitation, the cost of service agreements, and the costs associated with any licenses, permits and inspection fees, and any sales or use tax incurred in connection therewith, (iv) health and life safety equipment and systems and security and alarm services, (v) interior and exterior landscaping and garden maintenance, (vi) snow removal, (vii) costs of maintaining easements granted to governmental bodies, (viii) costs associated with the use of the loading docks serving the Building, (ix) costs incurred pursuant to any recorded easements, restrictions, covenants or conditions benefiting or otherwise affecting the Building and/or the Land, (x) maintenance, repair, replacement, painting and cleaning of the Common Areas (which shall include janitorial services provided to the Building, including tenant spaces, and trash removal in accordance with Section 15 of the Lease), the Land and all non-tenant areas of the Building, including, without limiting the generality of the foregoing, the cost of exterior window cleaning (xi) fire, special form coverage, earthquake, environmental, terrorism, boiler and machinery, sprinkler, apparatus, public liability and property damages, rental and plate glass insurance, other coverages elected by Landlord which are customarily maintained by landlords of comparable buildings in the vicinity of the Building, and any insurance required by a mortgagee and the deductible amounts paid under applicable insurance policies maintained by Landlord provided such deductibles are commercially reasonable (xii) supplies, (xiii) wages, salaries, disability benefits, pensions, hospitalization, retirement plans, group insurance, and other employee benefits respecting employees of the Landlord working at (or to the extent they provide service to) the Building up to and including the grade of building manager, (xiv) uniforms and working clothes for such employees and the cleaning thereof, (xv) expenses imposed on the Landlord pursuant to law or to any collective bargaining agreement with respect to such employees, (xvi) workers compensation insurance, payroll, social security, unemployment and other similar taxes with respect to such employees, (xvii) the cost for a bookkeeper, (xviii) professional and consulting fees including, without limitation, legal, accounting and auditing fees incurred by Landlord in connection with the management and operation of the Building and the Land, (xix) association fees or dues, (xx) the reasonable out-of-pocket expenses, including payments to attorneys and appraisers, reasonably incurred by Landlord in connection with any application or proceeding wherein Landlord seeks to obtain a reduction or refund of the Taxes payable or paid upon or against the Land or Building, (xxi) management fees of the Building not to exceed here percent (3%) of the annual gross revenues generated by the Building, (xxii) all repairs, replacements and improvements which are appropriate for the continued operation of the Building, including capital repair and replacement costs (provided that such costs shall be amortized over the estimated functional life of the improvement and only such annual amortized portion of such costs shall be included in Expenses for each year), and (xxiii) any other reasonable and customary expenses incurred in managing, operating, maintaining and repairing the Building and the Land.

It is agreed, however, that the foregoing costs and expenses shall exclude from the definition of Expenses or have deducted from them, as the case may be: (i) leasing commissions, (ii) salaries and benefits for employees above the grade of building manager, (iii) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously or are to be included in Expenses hereunder, (iv) cost of repairs or replacements to the extent Landlord is compensated therefor through proceeds of insurance, warranties, service contracts, condemnation proceeds or otherwise, (v)

advertising, marketing (including, a marketing center) and promotional expenditures, (vi) legal fees for disputes with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred in connection with maintenance and operation of the Building or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions, (vii) utility expenses sub-metered to a tenant’s space and any other costs and expenses paid directly or reimbursed by Tenant or other tenants, (viii) any expenses incurred for leasing, renovating or improving space for other tenants or prospective tenants, including, without limitation, legal and consulting fees and expenses, tenant improvement and/or relocation cost allowances or reimbursements (including expenses that relate to preparation, renovating or otherwise demolishing, modifying, improving, decorating, fixturing, furnishing, painting or altering of rental space for any tenant), and lease buy-out payments, (ix) costs incurred because Landlord or another tenant defaulted under the terms of a lease (including this Lease), (x) the cost of any work done by affiliates of Landlord otherwise includable in Expenses to the extent that such cost is in excess of the then going rate for similar work in the geographic area where the Building is located, (xi) costs incurred to remedy structural or other defects in original construction materials or installations, (xii) any costs, fines or penalties incurred because Landlord violated any governmental rule or authority, (xiii) charitable contributions or contributions to political organizations, (xiv) loan payments and other finance charges relating to debt service on the Building and/or Land, including points, commissions, closing costs, legal fees, costs or expenses and any other costs relating to any refinancing or sale of the Building and/or Land; (xv) costs incurred by Landlord in connection with bringing the Building into compliance with all Laws (defined below), except as otherwise provided in this Lease; (xvi) increases in Building insurance premiums to the extent such increase is caused by or attributable to the use, occupancy or act of another tenant; (xvii) the cost of overtime or other expenses to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord’s expense; (xviii) ground rent and similar payments; (xix) costs and expenses incurred in connection with any transfer of Landlord’s interest in the Building and the Land; (xx) funding of mortgagee-required reserve accounts; (xxi) costs incurred by Landlord to maintain its existence; (xxii) interest or penalties arising by reason of Landlord’s failure to timely pay Taxes or Expenses; (xxv) costs for the acquisition of  decorations and other “Fine Art”; (xxvi) Landlord's general overhead and administrative expenses; (xxvii) reserves for future Expenses not payable in the current calendar year; and (xxviii) and any item that, if included in Expenses, would involve a double collection for such item by Landlord.

(d) Tenant shall reimburse Landlord, within thirty (30) days after Landlord's written demand (accompanied by reasonably supporting documentation), for any gross receipts tax imposed upon Landlord on account of the rentals reserved or received under this Lease.  Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises (herein called “Tenant's Property”).  If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is expressly increased by inclusion of Tenant’s Property, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord within thirty (30) days after Landlord's written demand (accompanied by reasonably supporting documentation) that part of such taxes for which Tenant is primarily liable hereunder.

(e) Each and every of the amounts payable by Tenant pursuant to this Section 3, whether requiring lump sum payment or constituting projected monthly amounts, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due shall afford Landlord all rights and remedies provided in this Lease, including, without limitation, the Late Charge and interest at the Default Rate as provided in subsection 2(c) of this Lease.

(f) If during all or part of any calendar year during the Term, less than ninety-five percent (95%) of the rentable area of the Building is leased and occupied, the cost of any item which fluctuates based upon the occupancy of the Building, then for the purpose of computing the Additional Rent payable hereunder, the amount of the Expenses for such item for such period shall be increased to an amount equal to the operating and maintenance expenses which would have been incurred during such period by Landlord if ninety-five percent (95%) of the rentable area of the Building had been leased and occupied; provided, however, that nothing contained herein shall require that Tenant pay or contribute to the payment of Tenant’s Proportionate Share of Excess Expenses that would result in Landlord receiving an amount greater than the amount actually incurred by Landlord.

(g) In the event that any facilities, services or utilities used in connection with the Building, the Land and/or the Common Areas are provided from another office building that is owned or operated by Landlord (or any affiliate of Landlord), the expenses incurred by Landlord in connection with such facilities, services or utilities shall be allocated on an equitable basis by Landlord, with only that portion allocated to the Building, the Land and/or the Common Areas being included in the definition of Expenses as set forth above.

4. Condition of Premises.  Subject to Landlord’s obligation, if any, to perform Landlord’s Tenant Improvement Work, to provide the Improvements Allowance as provided in Exhibit E, and to perform Landlord’s other obligations under this Lease, the Premises are accepted by Tenant in “as-is” condition and configuration without any representations or warranties by Landlord.  Tenant agrees that it has inspected the Premises and the Building and has agreed to lease the Premises as a result of Tenant’s own investigations and other reviews, and not in reliance of any representation or warranty made by Landlord or by anyone on Landlord’s behalf.  Notwithstanding the foregoing, as of the Delivery Date (a) the Premises shall be clean and free of debris and the prior tenant’s personal property (except for the FF&E) (b) the Premises shall not contain any Hazardous Substances in violation of applicable Laws and Landlord represents that it has no actual knowledge that the Premises contains any Hazardous Substances, (c) Landlord represents that it has no actual knowledge that the Premises in in violation of any applicable Laws including, without limitation, the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., and any state and local accessibility laws, codes, ordinances and rules (collectively, and together with regulations promulgated pursuant thereto, the “ADA”), and (d) the Building Systems (defined below) shall be in good working condition, operating as designed and suitable for general office use, and Landlord shall, at Landlord's sole cost and expense, repair any latent defects in the Building Systems to the extent that Tenant notifies Landlord of such latent defects on or before the date that is six (6) months after the Delivery Date.

5. Compliance with Laws.

(a) Without limiting the generality of Section 6(i), Tenant, at Tenant's expense, shall promptly comply with all laws, rules, regulations and ordinances of all governmental authorities or agencies having jurisdiction over the Premises and of all insurance bodies (including, without limitation, the Board of Fire Underwriters) at any time duly issued or in force, applicable to the Premises or any part thereof or to Tenant's use thereof (“Laws”), except that Tenant shall have no obligation to comply with Laws requiring repairs or modifications to the Building structure, any Building System (defined below) or any portion of the Premises that Landlord is required to repair or maintain that are not required solely due to Tenant’s specific use of the Premises or Tenant’s negligence or willful conduct.

(b) Without limiting the generality of Section 6(i), Tenant shall commit no act of waste and shall, subject to Landlord’s obligations hereunder, take good care of the Premises.  Subject to the provisions of Section 10(d), in the event that the Building (including, without limitation, the Premises) or any of the equipment affixed thereto or stored therein should be damaged as a result of any act of Tenant, its agents, servants, employees, invitees or contractors, Tenant shall, within thirty (30) days after Landlord's written demand (accompanied by reasonably supporting documentation), pay to Landlord the cost of all required repairs, including structural repairs, to the extent such cost is not reimbursed by insurance that Landlord actually maintains or would not have been reimbursed by insurance that Landlord is required to maintain hereunder.

6. Surrender; Alterations and Repairs.

(a) At the expiration or other termination of this Lease, Tenant shall deliver the Premises with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear resulting from the Permitted Use and damage due to casualty, condemnation and the acts or omissions of Landlord, its agents, employees or contractors, excepted; and shall deliver to Landlord all keys and access cards to the Premises. All fixtures, equipment (except as provided in subsection (b) below), improvements, alterations and installations which are attached to the Premises, and any additions and appurtenances made by or on behalf of Tenant to the Premises (whether temporary or permanent in character) or made in or upon the Premises by Landlord or Tenant shall be Landlord's property on termination or expiration of this Lease and shall remain on the Premises without compensation to Tenant, provided that Landlord, at its option, may by notice to Tenant given at the time Landlord approves same, require Tenant to remove any such alterations, additions or improvements installed at Tenant's cost by Tenant or on Tenant's behalf which are not typical office improvements and restore the portion(s) of the Premises affected thereby to their condition as existed immediately prior to the installation thereof, reasonable wear and tear and damage due to casualty, condemnation and the acts or omissions of Landlord, its agents, employees or contractors, excepted.  In addition, Tenant shall remove, at Tenant’s sole cost and expense, all cabling (voice, data, telecommunications, VOIP, etc.) installed by Tenant at the time of such expiration or earlier termination and shall restore all resulting damage, failing which, Landlord shall have the right to remove all such cabling at the expense of Tenant.

(b) All furniture, trade fixtures and moveable equipment installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant elects, and shall be removed if required by Landlord at the termination of this Lease, and if not removed as so required by such date shall, at the option of Landlord, become the property of Landlord.  All such installations, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Premises or the Building Systems (defined below) or the structure of the Building.  Any equipment, fixtures, goods or other property of Tenant not removed by Tenant upon the termination of this Lease, or upon any quitting, vacating or abandonment of the Premises by Tenant, or upon Tenant's eviction, shall be considered abandoned and Landlord shall have the right to sell or otherwise dispose of the same in any manner, at the expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any.  Landlord may have any such property stored at Tenant's risk and expense.

(c) Following the Commencement Date, no alterations, installations, additions or improvements (collectively, “Alterations”) shall be made by Tenant in or to the Premises or the Building without Landlord's prior written approval of the plans and specifications therefor, such approval not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Tenant may make cosmetic changes to the Premises that do not require any governmental permits ("Cosmetic Alterations") without Landlord's consent; provided that such Cosmetic Alterations (i) do not cost more than Sixty Thousand and No/100 Dollars ($60,000.00) annually in the aggregate, (ii) do not require any structural or other substantial modifications to the Premises, (iii) do not require any changes to or adversely affect the Building Systems (defined below), (iv) are not visible from outside the Premises, (v) do not trigger any requirement under applicable Laws that would require Landlord to make any alteration or improvement to the Premises, the Building or the Land, or (vi) do not require compliance with any Laws. In no event shall Tenant be permitted to install any Alterations that are visible from outside the Premises including, without limitation, mailboxes/mail slots or doorbells, but excluding Tenant’s customary reception area decorations and signage (subject to obtaining Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed).  Upon completion of the Alterations (other than Cosmetic Alterations), Tenant shall deliver a set of as-built plans for the Alterations to Landlord.  Tenant agrees to use best efforts to ensure that any work performed with respect to any Alterations will not materially interfere with the use and enjoyment of the Building by other tenants and occupants. By approving any request for Alterations submitted by Tenant, Landlord does not (i) expressly or implicitly covenant or warrant that any plans or specifications are accurate, safe or sufficient or that the same comply with any applicable laws, ordinances, building codes, or the like, or (ii) consent to the imposition of any lien on the Premises for any work performed or materials delivered in connection with any such Alterations.  Tenant is solely responsible for compliance with applicable laws, ordinances, building codes, and/or the like, and for obtaining all necessary permits and governmental approvals and for construction of said improvements in compliance with same, including, without limitation, applicable design review commission or other governmental approval.  In no event may Tenant install in or on the Premises, whether as, Alterations, decoration or otherwise, any works of art as to which removal, modification or destruction is limited or prohibited by the Visual Artists Rights Act of 1990, as amended from time to time.  Further, Tenant will indemnify, defend and hold harmless Landlord and the Premises from any loss, cost or expense, including legal fees, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from such Alterations.  Tenant will reimburse Landlord for Landlord’s reasonable out-of-pocket charges (including, without limitation, any professional fees incurred by Landlord for expenses incurred by Landlord in reviewing and approving or disapproving plans and specifications for any Alterations (other than Cosmetic Alterations) proposed by Tenant.

(d) All Alterations shall be performed by Tenant using, at Tenant’s election, Landlord's contractor(s) or contractors, subcontractors or mechanics approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, all at Tenant's expense and in such manner as Landlord may from time to time reasonably designate.  With respect to any Alterations affecting the Building’s electrical, communications, plumbing, heating, ventilating, air-conditioning or other building systems (collectively, “Building Systems”), such Alteration must be reviewed and approved by Landlord's engineer at Tenant’s reasonable expense.  If Tenant engages any contractor set forth on the list of approved contractors furnished by Landlord to Tenant from time to time, Tenant shall not be required to obtain Landlord's approval for such contractor unless, prior to Tenant entering into a contract with such contractor or the commencement of work by the contractor, Landlord shall have notified Tenant that such contractor has been removed from the list.  Before any Alterations are undertaken, Tenant must carry and maintain, at its expense, or Tenant must require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to worker’s compensation insurance as required by applicable Law, builder’s risk insurance and commercial general liability insurance (including, without limitation, contractor’s liability coverage, contractual liability coverage, completed operations coverage, a broad form property damage endorsement and a contractor’s protective liability endorsement) providing on an occurrence basis a minimum combined single limit of not less than Two Million Dollars ($2,000,000.00) subject to commercially reasonable deductibles, or such other amount as Landlord may reasonably require from time to time which is consistent with limits then being required by other landlords of comparable buildings in the vicinity of the Building.

(e) Any mechanic's lien filed against the Premises, the Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to, Tenant (unless performed by Landlord) shall be discharged by Tenant within fifteen (15) days after Tenant shall have received notice thereof, at Tenant's expense, by payment, filing the bond required by law or otherwise.  If Tenant fails to timely discharge the lien within such fifteen (15)-day period and such failure continues for five (5) days after written notice thereof from Landlord, Tenant shall be in default under this Lease without any notice or opportunity to cure.  In the event Tenant contests any lien or claim, Tenant shall prosecute the contest with reasonable diligence, and Tenant shall at all times effectively stay or prevent any official or judicial sale of the Premises, the Building or the Land and Tenant shall pay or otherwise satisfy any judgment which may be entered against it and thereafter promptly procure and record satisfaction of the release of such lien.  If Tenant fails to discharge such lien within fifteen (15) days after a final determination against Tenant, Landlord after five (5) days’ notice to Tenant (or lesser time within which the Premises, the Building or the Land is threatened with any official or judicial sale or foreclosure), may procure the discharge of such lien by payment or otherwise, and all costs and expenses which Landlord may sustain thereby shall be paid by Tenant as Additional Rent hereunder.  In the event that any action shall be brought against Landlord to enforce any such lien, Tenant shall pay any judgment that may be entered against Landlord, and, in addition thereto, shall pay all costs and expenses that may be incurred by Landlord in the defense of any such action, provided such judgment shall be final and no longer subject to appeal.  Nothing contained herein shall be construed as constituting the permission or consent of Landlord for a mechanic or subcontractor to file a lien against the Premises, Building or Land.

(f) Landlord, upon the request of Tenant and at Tenant's expense, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any approved or permitted Alterations (provided that the provisions of the applicable Laws shall require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that Landlord shall not be obligated to incur any cost or expense or liability in connection therewith.

(g) Subject to the provisions of Section 10(d) hereof, Tenant agrees to indemnify, defend and hold harmless Landlord from any and all costs, expenses, claims, causes of action, damages and liabilities of any type or nature whatsoever (including, but not limited to, reasonable attorneys' fees and costs of litigation) arising out of or relating to the making of any Alterations by Tenant, unless caused in whole or in part by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors.

(h) In furtherance of the foregoing, Tenant covenants that all construction shall be done (i) diligently, in a good and workmanlike manner using new materials of good quality, (ii) in accordance with all applicable Laws, (iii) pursuant to duly issued permits (including building permits) if required, (iv) in accordance with all reasonable and non-discriminatory rules and regulations relating to construction activities at the Building that may be imposed from time to time by Landlord, (v) without unreasonable interference with Building operations or with the use and enjoyment of the Building by other tenants and their invitees, (vi) without cost to Landlord and (vii) otherwise in accordance with the provisions of this Lease.

(i) Subject to Landlord’s obligations under this Lease, Tenant shall take good care of the Premises and keep them free from waste and nuisance of any kind.  Tenant shall keep the Premises, including the Alterations installed by Tenant, in good condition and shall undertake and be responsible for all day-to-day repairs and maintenance. Tenant shall not be in breach of its obligations under this subsection 6(i) if Tenant performs the repairs or maintenance within fifteen (15) days after the occurrence of the damage or injury requiring such repairs or maintenance or if due to the nature of a particular repair or maintenance obligation, more than fifteen (15) days are reasonably required to complete it, Tenant begins work within the fifteen (15) day period and diligently prosecutes the work to completion; provided that in case of emergency, Tenant shall promptly commence and use all commercially reasonable efforts to complete such work as soon as reasonably practicable. If Tenant fails to commence the repairs described above within the applicable time period, and such failure continues for five (5) days after written notice thereof from Landlord, Landlord may at its option make such repairs, and Tenant shall, within thirty (30) days after Landlord's written demand (accompanied by reasonably supporting documentation), pay Landlord for the cost thereof. The performance by Tenant of its obligations to maintain and make repairs shall be conducted only by contractors and subcontractors approved by Landlord in writing, such approval not to be unreasonably withheld, conditioned or delayed.

7. Negative Covenants of Tenant.  Tenant agrees that it shall not, without Landlord's prior written consent:

(a) Permit the accumulation of waste or refuse matter in or near the Premises except in containers provided therefor;

(b) Mortgage, hypothecate, pledge or encumber this Lease in whole or in part;

(c) Permit any signs, lettering or advertising matter to be erected or attached to the exterior of the Premises (or the interior of the Premises if such items are visible from outside the Premises [provided, however, that any Tenant signs or logos visible from Tenant's reception area may be permitted, subject to obtaining Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed]), or to the Building, the Common Areas or the Land, except as provided under Section 9 or elsewhere in this Lease;

(d) Encumber or obstruct the Common Areas surrounding the Premises nor cause the Common Areas to be encumbered or obstructed, nor encumber or obstruct any access ways to the Premises, nor cause the same to be encumbered or obstructed;

(e) Record this Lease or a memorandum thereof;

(f) Install or operate on the Premises any electrical or other equipment except for equipment that is commonly used in modern offices or otherwise reasonably approved by Landlord; or

(g) Permit or allow smoking upon the Premises or the Building by any of Tenant’s employees, officers, agents, contractors, guests, invitees or visitors.

8. Affirmative Covenants of Tenant.  Tenant covenants and agrees that Tenant will:

(a) At any time and from time to time, execute, acknowledge and deliver to Landlord, or to any lender or prospective purchaser designated by Landlord, a tenant estoppel certificate in the form attached hereto as Exhibit F, (or such other form as may be reasonably required by a prospective purchaser or lender) within seven (7) business days of receipt of Landlord's request accompanied by such certificate.  Tenant agrees that the terms of this Lease shall supersede any inconsistent provisions contained in the estoppel certificate.  If Tenant fails to execute and deliver to Landlord such written instruments within three (3) business days after a second notice from Landlord, the statements in any such instrument tendered on behalf of the Tenant will be deemed to be conclusively made by Tenant and true and correct in all respects; and

(b) Faithfully observe and comply with the rules and regulations attached hereto as Exhibit C and such additional reasonable and non-discriminatory rules and regulations as Landlord hereafter at any time or from time to time may communicate in writing to Tenant, and which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that (i) in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control and (ii) such additional rules and regulations shall not materially interfere with Tenant's access to and/or use and occupancy of the Premises or materially modify Tenant's rights or obligations hereunder.  Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees; provided, however, that all rules and regulations shall be enforced in a consistent and non-discriminatory manner.

9. Building Directory and Signage.  Upon the commencement of the Lease, Landlord, at Landlord’s cost and expense, shall provide (i) a Building-standard identification plaque identifying Tenant’s actual or trade name (as designated by Tenant) at the entrance to the Premises and (ii) a Building-standard listing identifying Tenant’s actual or trade name (as designated by Tenant) and the Premises suite number in the Building’s main lobby tenant directory.  Any modifications to such Building-standard signage or listing shall be made at Tenant’s sole cost and expense after written approval by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.  Tenant shall not affix any additional signs to the Building or place any sign that can be seen from outside of the Building or the Premises (other than Tenant’s customary reception area signage, which has been previously approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed).  Tenant shall at all times keep and maintain all signs in good condition, proper operating order and in compliance with all applicable government regulations. Tenant shall not, without Landlord’s prior written consent: (i) make any changes to Tenant’s entrance plaque; (ii) install any exterior lighting, decorations, painting, awnings, canopies and the like; or (iii) erect or install any signs, window or door lettering, placards, decoration or advertising media of any type which is visible from the exterior of the Premises (other than Tenant’s customary reception area signage and decorations). No handwritten signs shall be permitted under any circumstances. Upon termination of this Lease, Tenant shall remove any signs (other than the Building-standard identification plaque and directory listing provided by Landlord) and repair any damage to the Building caused by the installation and removal thereof, or, at Landlord’s option, such signs shall become part of the realty and belong to Landlord without compensation to Tenant with title passing to Landlord under this Lease as by a bill of sale.

Notwithstanding the foregoing, throughout the Term, Tenant shall be permitted to install, maintain, repair, replace and remove a sign displaying Tenant’s actual or trade name (as designated by Tenant) on the exterior façade of the Building, provided that (i) such right is subject to the rights of other tenants in the Building which have prior rights to exterior signage as of the date of this Lease, (ii) Tenant is not in default hereunder beyond any applicable notice and cure period, (iii) Tenant and any Tenant Affiliate assignee and/or Tenant Affiliate subtenant of Tenant leases and occupies a minimum of 15,000 rentable square feet in the Building, (iv) Tenant shall obtain Landlord’s written approval of the size, location, and plans and specifications for such sign, such approval not to be unreasonably withheld, conditioned or delayed, and (v) Tenant shall obtain any necessary permits for said sign from Montgomery County and the Montgomery County Parks and Planning Department and any and all other governing jurisdictions.  After fabrication and prior to installation of said sign, Tenant shall present the same to Landlord for its written approval, which approval shall not be withheld so long as the sign conforms to the approved plans and specifications.  Tenant shall install its approved sign at a time mutually agreed upon by Landlord and Tenant, it being understood and agreed that Landlord shall have the right to supervise such installation.  Throughout the Lease Term, Tenant shall pay for all electricity (if any) consumed by said sign, and shall maintain said sign in good condition and repair.  In the event that Landlord performs improvements, repairs or maintenance on the Building which require that Tenant’s sign be temporarily moved, such removal and reinstallation shall be at Tenant’s sole cost and expense.  Upon the expiration or termination of the Term of this Lease, Tenant, at its sole cost and expense, shall remove such sign and repair any damage to the Building resulting therefrom, and make all repairs necessary to return the area of the Building on which such sign was installed to its condition prior to the installation of Tenant’s sign.  This right to exterior Building signage is personal to Tenant.

10. Casualty and Insurance.

(a) If the Building or Premises is totally destroyed by fire, tornado or other casualty, event or terrorist action or if the Building or Premises (including access thereto) is so damaged that Landlord determines that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage (a “Major Casualty”), Landlord or Tenant may at its option terminate this Lease by written notice to the other within thirty (30) days following Landlord’s determination, in which event rent shall be apportioned effective from the date of such damage.  If the Building or Premises (including access thereto) is damaged by fire, tornado or other casualty, event or terrorist action which is not a Major Casualty or in the event of a Major Casualty but neither Landlord nor Tenant elects to terminate this Lease, Landlord shall within one hundred twenty (120) days after the date of such damage commence the process of rebuilding or repairing the Building and/or Premises (including access thereto) and proceed with reasonable diligence to restore the Building and/or Premises (including access thereto) to not less than substantially the same condition in which it was immediately prior to the casualty, except Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment or fixtures and any other improvements which may have been placed by Tenant in the Premises. Tenant agrees to reasonably cooperate with Landlord in connection with any such restoration and repair, including but not limited to the approval or execution of plans and specifications if required.  Provided this Lease is not terminated pursuant to this Section, Tenant will repair, restore and refixture the Premises to a substantially similar condition as existed prior to the casualty, and otherwise in accordance with the terms and conditions of this Lease. Landlord shall have no obligation to restore in the event of a casualty which is not a Major Casualty occurring during the last Lease Year of the Term of this Lease or any extension thereof that Landlord determines that rebuilding or repairs cannot be completed within ninety (90) days after the date of such damage or if the proceeds of Landlord’s insurance recovered or recoverable as a result of the casualty and retained by Landlord are insufficient to fully pay for the cost of repairs or if Landlord is unable to secure required permits and approvals, and in such event, Landlord shall elect by written notice to Tenant to terminate this Lease rent shall be apportioned effective from the date of such damage.  Provided this Lease is not terminated pursuant to this Section, Fixed Rent and Additional Rent shall equitably abate during the period of any repairs and restorations from the date of damage until the earlier to occur of (i) sixty (60) days after the date Landlord substantially completes its repair and restoration obligations under this Section or (ii) the date Tenant resumes use of the damaged portion(s) of the Premises for the normal conduct of its business. If any mortgagee under a deed to secure debt, security agreement or mortgage requires the insurance proceeds be applied against the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant, in which event rent shall be apportioned effective from the date of such damage.  Except as otherwise provided herein, any insurance that may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

(b) At all times commencing on and after the earlier of the Commencement Date or the date Tenant enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense, the following insurance coverages:

(i) commercial general liability insurance with a broad form endorsement, or then comparable equivalent ISO forms and coverage, applicable to the Premises and its appurtenances including, without limitation, the Common Areas, providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00), including but not limited to, coverages for bodily injury, property damage, and contractual liability, and coverages for any and all injury resulting from any act or omission on the part of Tenant or Tenant's contractor's, licensees, agents, visitors or employees, on or about the Premises including such claims arising out of the construction of improvements on the Premises, with no deductible in excess of Ten Thousand Dollars ($10,000.00);

(ii) workers compensation insurance covering all persons employed in connection with the construction of any improvements by Tenant and the operation of its business upon the Premises in statutory limits and with employer’s liability coverage limits not less than Five Hundred Thousand Dollars ($500,000.00) per accident, Five Hundred Thousand Dollars ($500,000.00) for disease policy limit and Five Hundred Thousand Dollars ($500,000.00) for disease limit for each employee; and

(iii) special form (or its then-comparable equivalent ISO form) property  insurance written at replacement cost value and with an agreed amount endorsement sufficient to avoid coinsurance covering all of Tenant’s property in the Premises and Alterations installed in the Premises.  No deductible shall be in excess of Ten Thousand Dollars ($10,000.00).  This insurance policy shall also insure direct or indirect loss of Tenant’s earnings attributable to Tenant’s inability to use fully or obtain access to the Premises or the Building.

(iv) In the event Landlord, at any time during the term of the Lease, reasonably determines that Tenant's insurance coverage is inadequate, based upon the coverages being required by landlords of comparable buildings in the general geographic area of the Building, Landlord shall have the right to require Tenant to increase its insurance coverage to levels which Landlord reasonably determines to be comparable to what is then being required by landlords of comparable buildings in the general geographic area of the Building.

The insurance required under subsection (b)(i) above shall, to the extent permitted by law, name Landlord, Landlord’s property manager, mortgagees and ground lessors of the Land and the Building designated by Landlord in writing to Tenant and their successors and assigns as additional insureds (“Additional Insureds”) as their interests may appear. All insurance policies required to be maintained by Tenant shall be written by insurance carriers licensed to do business in the state in which the Building is located reasonably acceptable to Landlord. With Landlord’s prior written approval, any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy so long as and provided such policy: (i) strictly complies with all other terms and conditions contained in this Lease; and (ii) contains an endorsement that: (A) identifies with specificity the particular address of the Premises as being covered under the blanket policy; and (B) expressly waives any pro rata distribution requirement contained in Tenant’s blanket policy covering the Premises.

(c) Prior to the Commencement Date, and prior to the expiration date of any policy, Tenant shall furnish to Landlord evidence of Tenant’s purchase of such insurance and payment of premiums thereon to Landlord.

(d) Landlord and Tenant shall each have included in all policies of property insurance respectively obtained by them with respect to the Building or Premises a waiver by the insurer of all right of subrogation against the other (and, with respect to Tenant's insurance, against the Additional Insureds) in connection with any loss or damage to real or personal property insured against even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.  However, this release shall apply only if the releasor’s insurance policy contains a clause or endorsement providing that any such release shall not adversely affect or impair such policy or prejudice the right or the releaser to recover thereunder.  Landlord and Tenant each agree that any property insurance policies carried by each of them respectively and covering the Premises or their contents will include such clauses or endorsements as long as the same shall be obtainable and, if extra cost shall be charged therefore, so long as the other party pays such extra cost. To the fullest extent permitted by law, Landlord and Tenant each waives all right of recovery against the other and each of their respective agents, servants, employees, partners, shareholders, and members, and, with respect to Tenant, against Landlord's property manager, and releases the other from liability for loss or damage to the extent such loss or damage is covered or is required by this Lease to be covered, by insurance even if such loss or damage shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible.

(e) Each insurance policy required to be maintained by Tenant under this Lease shall state that (i) with respect to the interest of Landlord and the Additional Insureds the insurance maintained pursuant to each such policy shall not be invalidated by any action or inaction of Tenant and shall insure Landlord and the Additional Insureds regardless of any breach or violation of any warranties, declarations, conditions or exclusions by Tenant, (ii) all provisions of each such insurance policy, except for the limits of liability, shall operate in the same manner as if a separate policy had been issued to each person or entity insured thereunder,

(iii) neither Landlord nor any of the Additional Insureds shall be liable for the premiums therefor, and (iv) as to liability insurance polices, the insurance provided thereunder is primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of Landlord and the Additional Insureds.  Landlord makes no representation that the limits or forms of coverage of insurance specified in this Section 10 are adequate to cover Tenant’s property or obligations under this Lease.

(f) Failure of Tenant to maintain any of the insurance required to be maintained under this Lease or to cause to be provided in any insurance policy pursuant to the requirements set forth in this Section 10, which failure is not remedied within ten (10) days after written notice thereof from Landlord, shall constitute a default under this Lease without any further notice being required by Landlord.  By requiring insurance herein, Landlord does not represent that coverage limits will necessarily be adequate to protect Tenant and such coverage and limits shall not be deemed as a limitation on Tenant’s liability under the indemnities granted to Landlord in this Lease.

(g) Landlord shall maintain (i) commercial general liability insurance with a broad form endorsement, or then comparable equivalent ISO forms and coverage, applicable to the Building, the Land and its appurtenances including, without limitation, the Common Areas, providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00), including but not limited to, coverages for bodily injury, property damage, and contractual liability, and coverages for any and all injury resulting from any act or omission on the part of Landlord or Landlord’s contractor's, licensees, agents, visitors or employees, on or about the Building and the Land including such claims arising out of the construction of improvements on the Building and the Land, with a commercially reasonable deductible, (ii) special form (or its then-comparable equivalent ISO form) property  insurance written at replacement cost value and with an agreed amount endorsement sufficient to avoid coinsurance covering the Building and Land, including the Common Areas, on a full replacement cost basis with a commercially reasonable deductible, together with (iii) such other types of insurance coverage as are customarily maintained by owners of comparable office buildings in the area in which the Building is located and such other insurance coverage as Landlord may elect in its reasonable discretion to carry.

(h) Tenant shall give prompt notice to Landlord in case of fire or other casualty or accidents in the Premises or in the Building, or of defects therein or in the fixtures or equipment.

11. Indemnification. Subject to Section 10(d) hereof, Tenant shall indemnify, defend and hold harmless Landlord and the Additional Insureds, from and against any costs, expenses, claims, causes of action, damages and liabilities of any type or nature whatsoever (including, but not limited to, reasonable attorneys' fees and costs of litigation) arising out of or relating to or in connection with any breach by Tenant of its obligations and agreements contained in this Lease or Tenant’s acts or the acts of its agents, servants, invitees, contractors or employees or otherwise occurring in or arising from the Premises, except to the extent such loss or liability results from the negligent or wrongful acts or omissions of Landlord, its agents, servants, invitees, contractors or employees.  Subject to Section 10(d) hereof, Landlord shall indemnify, defend and hold harmless Tenant, its officers, directors, employees and agents, from and against any costs, expenses, claims, causes of action, damages and liabilities of any type or nature whatsoever (including, but not limited to, reasonable attorneys' fees and costs of litigation) arising out of or relating to or in connection with any breach by Landlord of its obligations and agreements contained in this Lease or Landlord’s acts or the acts of its agents, servants, invitees, contractors or employees, except to the extent such loss or liability results from the negligent or wrongful acts or omissions of Tenant, its agents, servants, invitees, contractors or employees.

12. Non-Liability of Landlord.  In furtherance of subsection 10(d) above, to the extent such loss or damage is covered or is required by this Lease to be covered by insurance, Landlord shall not be liable for (and

Tenant shall make no claim for) any property damage which may be sustained by Tenant or any property other person, as a consequence of the failure, breakage, leakage, inadequacy, defect or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements or the presence of dust, allergens or mold; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant of Landlord or Tenant's or any other tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure of any services to be furnished or supplied by Landlord.  Tenant shall give Landlord prompt written notice of the occurrence of any events set forth in this Section 12.

13. Remedies and Termination Upon Tenant Default.

(a) In the event that:

(i) Tenant shall default in the payment of (A) any Fixed Rent or (B) any Additional Rent or other charge payable monthly hereunder by Tenant to Landlord, on any date upon which the same becomes due, and such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default (provided that Landlord shall have no obligation to provide to Tenant, and Tenant shall be in default without the benefit of receiving, such notice of default more than twice in any Lease Year); or

(ii) Tenant shall default in the payment of any other charge payable hereunder which is not due and payable hereunder on a monthly basis, on any date upon which the same becomes due, and such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default; or

(iii)Tenant shall default in the due keeping, observing or performing of any other covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed, and such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, provided, however, that if, at the expiration of such thirty (30) day period, Tenant is diligently attempting to cure such default, then Tenant shall have such additional time as is reasonably necessary to cure such default; and provided further that Tenant shall be in default, without notice or opportunity to cure, if Tenant fails to vacate and surrender possession of the Premises to Landlord on the Expiration Date or any earlier termination of this Lease in the manner required pursuant to the terms of this Lease; or

(iv) Tenant or any guarantor of Tenant's obligations hereunder shall make an assignment for the benefit of creditors; or

(v) Any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations hereunder under any section or chapter of the Federal Bankruptcy Act, as amended from time to time, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder; and if an involuntary filing, such petition is not stayed or dismissed within sixty (60) days of being filed; or

(vi) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder and such appointment is not stayed or dismissed within sixty (60) days thereafter; or

(vii) Tenant (A) shall abandon or desert the Premises for a period in excess of ten (10) days, and (B) fail to satisfy any of its other obligations herein which failure is not remedied within any applicable notice and cure period hereunder; or

(viii) Any lien, writ of execution, attachment or garnishment shall be levied against any interest of Tenant in this Lease or the Premises, and such levy is not stayed or dismissed within sixty (60) days thereof.

(b) Then Landlord shall have the right (but not any duty) to exercise one or more of the following remedies, as well as any other remedies available at law or in equity:

(i) Landlord may continue this Lease in full force and effect, and proceed to collect all rents when due.

(ii) Landlord may upon written notice to Tenant, terminate Tenant’s right of possession (but not this Lease) and with process of law, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor, and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord’s judgment, may be necessary to relet the Premises, and Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof for such term or terms (which may be for a term extending beyond the Term under this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with or without advertisement, and by private negotiations.  Upon each such reletting, all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and reasonable attorneys’ fees and the costs of any alterations, repairs, redecorations and restoration which Tenant was obligated but failed to perform; third, to the payment of rent and other charges due and unpaid hereunder, including an amount equal to any deferred or abated rent under this Lease; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.  If such rentals and other sums received from such reletting during any month are less than the amount of rent to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord; and if such rentals and the sums received from such reletting during any month shall be more than the amount of rent to be paid during that month by Tenant hereunder, Tenant shall have no right to, and shall receive no credit for, the excess except that such excess shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.  Such deficiency shall be calculated and paid monthly.  No such reentry or taking of possession of the Premises by Landlord (whether through entry, dispossessory suit or otherwise) shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such termination be given to Tenant.  Notwithstanding any such reletting without termination, Landlord may at any time elect by written notice to Tenant to terminate this Lease for such previous event of default.

(iii) Landlord may, upon written notice to Tenant, terminate Tenant's rights under this Lease at any time, in which event Tenant shall surrender the Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in the rent due hereunder, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder and without being liable for prosecution or any claim of damages therefor.

(iv) Landlord may terminate this Lease, in which case Tenant agrees to pay to Landlord, as liquidated and agreed upon final damages, an amount equal to the difference between (i) all Fixed Rent, Additional Rent and other sums that would be payable under this Lease from the date of termination for what would have been the then unexpired balance of the term in the absence of such termination, including an amount equal to any deferred or abated rent under this Lease, and (ii) the fair market rental value of the Premises over the same period (net of all expenses and vacancy periods reasonably projected to be incurred in connection with the reletting of the Premises), with such differential discounted to present value using a discount rate equal to two percent (2%) in excess of the “discount rate” set forth in the “Money Rates” column of the Wall Street Journal as of the date of termination.  Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent or any other amounts accrued prior to termination of this Lease.

(v) Without any showing of need or the presence of any statutory or common law grounds, all of which requirements are hereby expressly waived, Landlord may have a receiver appointed to take possession of and relet the Premises, in accordance with subsection 13(b)(ii).  Tenant shall pay to Landlord on demand all reasonable costs Landlord incurs in connection therewith.

(vi) Landlord may enter upon the Premises in a commercially reasonable manner, without being liable for prosecution or any claim of damages therefor, and cure the default, and Tenant agrees to reimburse Landlord within thirty (30) days after Landlord's written demand (accompanied by reasonably supporting documentation) for any out-of-pocket expenses including, without limitation, reasonable attorneys’ fees which Landlord may incur in effecting such cure.  If Landlord at any time, by reason of Tenant's default, pays any sum to cure any default, the sum so paid by Landlord shall be due from Tenant to Landlord within thirty (30) days after Landlord's written demand (accompanied by reasonably supporting documentation), and shall bear interest at the Default Rate from the date paid by Landlord until Landlord shall have been reimbursed by Tenant.  Such sum, together with interest thereon, shall be Rent.

(vii) Landlord shall have the right to setoff against and deduct from any amounts owed by Landlord to Tenant under this Lease the amount of any payment due by Tenant to Landlord hereunder.

(viii) Landlord may apply all or any part of the Security Deposit as provided in Section 29 of this Lease.

14. Remedies Cumulative; Non-Waiver; Jury Trial Waiver.

(a) The various rights, remedies, options and elections of Landlord and Tenant, expressed herein, are separate, distinct and cumulative, and the failure of Landlord or Tenant (as the case may be) to enforce strict performance by the other party of the conditions and covenants of this Lease, to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by Landlord or payment by Tenant of any installment of rent after any breach by Tenant or Landlord (as the case may be), in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by Landlord or Tenant (as the case may be) of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

(b) TO THE EXTENT PERMITTED BY LAW, IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OF, OR OCCUPANCY OF,

THE PREMISES.  TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON-PAYMENT OF RENT OR ANY OTHER PAYMENT REQUIRED OF TENANT HEREUNDER UNLESS SUCH COUNTERCLAIM IS MANDATORY UNDER APPLICABLE COURT RULES.  THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THE SUBJECT.

15. Building Services.

(a) Landlord shall provide or arrange for the following:

(i) Electricity – Electricity for overhead lights and wall outlets sufficient to support normal office use, including customary office equipment, but in any event not less than 5.5 watts per rentable square foot in the Premises.  Electricity consumed within the Premises shall be included in Fixed Rent.

(ii) HVAC – Heating, ventilation and cooling appropriate to the season and sufficient for normal use and comfortable occupancy of the Premises and in compliance with applicable Laws, Monday through Friday during Business Hours and, by request given to Landlord not less than 24 hours prior to the requested service, on Saturday during Business Hours.  To the extent the same can be accommodated by the Building Systems, and upon twenty-four (24) hours’ prior request, Landlord shall provide Building HVAC to the Premises during non-Business Hours, for which Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days of receiving Landlord’s invoice with a reasonably detailed cost breakdown, a Building-standard hourly service charge that, as of the Effective Date, is Sixty Dollars ($60.00) per hour (or portion thereof) and which may be adjusted by Landlord from time to time.  If Tenant shall occupy a partial floor, the full floor charge shall apply if Tenant is the only tenant on such floor requesting the utilization of the Building HVAC at that time, but, at any time that two or more tenants on the same floor shall request the utilization of Building HVAC for the same non-Business Hours, the full floor charge shall be divided proportionately among them.  Such charge shall constitute a direct charge to Tenant and not an Expense.  If Tenant fails to pay when due any charges for non-Business Hours HVAC service, Landlord may cease providing such service to Tenant.  In order to conserve resources and assist Landlord in operating the Building in an efficient manner, Tenant agrees that it will cause the HVAC plans for any tenant improvement work to be prepared in a manner that provides for separately zoned HVAC areas within portions of each floor comprising the Premises so that, by means of an override switch or other form of control, Tenant can limit full HVAC service to such zones within the Premises that are actually occupied by Tenant, its staff, employees, invitees and agents. Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC systems.

(iii) Lavatory – If the Premises constitute less than an entire floor of the Building, public restroom facilities in the core Common Area of such floor, including hot and cold running water.

(iv) Snow and Ice Removal – Snow and ice removal for the sidewalks, parking areas and other outdoor Common Areas in a reasonably expeditious manner on all business days.

(v) Trash – Refuse removal on business days from a dumpster to be provided on-site to be used for normal paper waste attendant to an office building and including all costs incurred in connection with waste product recycling, if such recycling services are provided at the Building.

(vi) Deliveries – During Business Hours, facilities for loading, unloading, delivery and pick-up activities including access thereto.

(vii) Elevators – Elevator service sufficient for customary office use (provided that at least one elevator shall be in operation at all times).

(viii) Windows – Cleaning (no less than annually) of the exterior window and glass of the Building.

(ix) Janitorial -  Janitorial services to the Common Areas and the Premises, Monday through Friday (excluding Holidays), in accordance with the specifications attached hereto as Exhibit G.

(b) The costs of the services and utilities provided pursuant to subsection 15(a) are included in Expenses.  Upon Tenant’s request, Landlord shall replace light bulbs and ballast in all Building-standard light fixtures located on the Premises, the Building-standard cost of which shall be reimbursed by Tenant within thirty (30) days of receiving Landlord’s invoice.  If Tenant fails to timely pay Landlord’s invoice, Landlord may cease providing such service to Tenant.

(c) Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any of the Building services described in subsection 15(a) above and to stop or interrupt the use of any Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, safety concerns or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, telecommunications, cable, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord.  No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any stoppage or interruption; except that to the extent the Premises or a substantial portion thereof are rendered inaccessible or unusable for the Permitted Use for more than five (5) consecutive business days due to any stoppage or interruption of Building services, facility use or utilities due to negligence or any other cause within the reasonable control of Landlord and Tenant ceases to conduct business in the Premises or on the affected portion thereof, then the Fixed Rent and Additional Rent applicable to the Premises or the affected portion thereof (as the case may be) shall abate from and after the date on which Tenant ceases to conduct business in the Premises or the affected portion thereof (as the case me be) until the affected service, utility or facility use has been restored.  Landlord shall notify Tenant prior to any anticipated service, utility or facility use interruption and Landlord shall diligently prosecute the repair, maintenance and restoration thereof to completion.

(d) Tenant shall not make any alteration or addition to Building Systems located in or serving the Premises and Tenant acknowledges and agrees that Tenant shall not have the right to install additional connections to the Building electrical system.  Any such connections desired by Tenant and permitted by Landlord shall be effected by Landlord at Tenant's sole cost and expense.

(e) Except as expressly set forth in subsection 15(c) above, Landlord shall not be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of fuel, gas, steam, water, electricity, sewer, telecommunications, cable and other utilities and labor and services furnished to the Premises which does not result from the negligence or any other cause within the reasonable control of Landlord..

(f) Tenant shall have access to the Building and the Premises on a “24 hours per day/7 days per week” basis, except during emergencies.  Landlord shall provide the Building with a restricted entry access system for after-hours access to the Building and, as of the Delivery Date, shall provide Tenant with sixty-five (65) access cards free of charge. Any additional or replacement cards shall be at Tenant’s Building-standard expense.

(g) Landlord shall make (i) all structural repairs or replacements to the Building (which includes repairs to the roof, foundation, structural portions of the outside walls, structural members, floor slabs, service pipes, electrical lines, water lines and sewer lines leading to or from the Premises), (ii) all maintenance, repairs or replacements to exterior walls, windows and glass and all repairs to the Common Areas of the Building and the Land, (iii) all maintenance, repairs or replacements required to be made pursuant to any Laws except as provided in subsection 5(b) of this Lease, (iv) all maintenance, repairs or replacements which may be needed to the Building Systems in the Common Areas and in or serving the Premises, to keep the Building Systems in good order and condition, and (v) repairs of damage to the Premises caused by Landlord, its agents, employees or contractors.  All repairs, maintenance and replacements made by Landlord shall be to the standard of a modern, first-class office building in the North Rockville submarket.  Landlord shall not be in breach of its obligations under this subsection 15(g) if Landlord performs the repairs, maintenance or replacements within thirty (30) days after written notice by Tenant to Landlord of the need for such repairs, maintenance or replacement or if due to the nature of a particular repair, maintenance or replacement obligation, more than thirty (30) days are reasonably required to complete it, Landlord begins work within the thirty (30) day period and diligently prosecutes the work to completion; provided that in case of emergency or a condition that prohibits Tenant from reasonable access to or  the customary conduct of its business at the Premises, Landlord shall promptly commence and use all commercially reasonable efforts to complete such work as soon as reasonably practicable.

(h) As used in this Lease, “Business Hours” means 8:00 a.m. to 6:00 p.m. on “business days” (which, for purposes of this Lease, shall mean all days other than Saturdays, Sundays and Building Holidays) and 8:00 a.m. to 1:00 p.m. on Saturdays (but excluding Building Holidays), and “Building Holidays” means New Year's Day, Martin Luther King’s Birthday, President’s Day, Memorial Day, Fourth of July, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving, the Friday after Thanksgiving, and Christmas Day, all as observed by the federal government.

16. Subordination.

(a) This Lease is subject and subordinate in all respects to any underlying leases, ground leases, licenses or agreements, and to all mortgages which may now or hereafter be placed on or affect such leases, licenses or agreements or the Land or the Premises and also to all renewals, modifications, consolidations and extensions of such underlying leases, ground lease, licenses, agreements, and mortgages. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, upon written demand, execute, acknowledge and deliver to Landlord any and all reasonable instruments and certificates that in the reasonable judgment of Landlord may be necessary or proper to confirm or evidence such subordination.  If Tenant fails to execute and deliver to Landlord any commercially reasonable subordination agreement so requested by Landlord within ten (10) business days of Landlord’s demand and such failure continues for five (5) days after written notice from Landlord, Tenant shall be in default under this Lease without any further notice or opportunity to cure.  Notwithstanding the generality of the foregoing provisions, Tenant agrees that any such mortgagee, lessor, licensor or party to an agreement under any such underlying lease, ground lease, license or agreement, respectively, shall have the right at any time to subordinate any such instruments to this Lease on such terms and subject to such conditions as such party may deem appropriate.  Tenant further covenants and agrees upon written demand by Landlord's mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such instruments, or sale of the Building pursuant to any such instruments, to attorn to such purchaser upon any such sale and to recognize such purchaser as Landlord under this Lease provided such purchaser agrees to recognize this Lease and Tenant’s rights hereunder. The agreement of Tenant to attorn upon demand of Landlord's mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale.  Tenant shall upon written demand at any time or times before or after any such foreclosure sale, execute, acknowledge and deliver to Landlord's mortgagee any and all reasonable instruments and certificates that in the reasonable judgment of Landlord's mortgagee may be necessary or proper to confirm or evidence such attornment.  If any underlying lease, ground lease, license or agreement to which this Lease is subject and subordinate terminates, or if any mortgage to which this Lease is subordinate is foreclosed, Tenant shall, upon request, attorn to the holder of the reversionary interest or to the mortgagee in possession, as the case may be.  If any holder of a mortgage requires an amendment or modification to this Lease, which modification or amendment will not cause any increase in costs or expense to Tenant hereunder or materially affect the rights and obligations of Tenant hereunder, Tenant agrees to so amend or modify this Lease.

(b) In the event of the enforcement by any ground lessor, mortgagee or holder of any security agreement (“Successor Landlord”) of the remedies provided for by law or by such ground lease, mortgage or security agreement, Tenant will automatically become the tenant of such Successor Landlord without any change in the terms or other provisions of this Lease; provided, however, that such Successor Landlord or successor in interest shall not be bound by (a) any payment of Fixed Rent or Additional Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (b) any amendment or modification of this Lease which reduces the rent payable hereunder, shortens the term of this Lease, reduces the size of the Premises, terminates or cancels this Lease, provides for the surrender of all or any portion of the Premises or grants to Tenant the right to do any of the foregoing at its election, made without the written consent of such Successor Landlord unless effected unilaterally by Tenant pursuant to the express terms of this Lease, (c) any offset right that Tenant may have against any former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by a former Landlord that occurred before the date of attornment; (d) any obligation (i) to pay Tenant any sum(s) that any former Landlord owed to Tenant unless such sums, if any, shall have actually been delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with a former Landlord, unless such security was actually delivered to such Successor Landlord; (iii) to commence or complete any initial construction of improvements in the Premises or any expansion or rehabilitation of existing improvements thereon; (iv) to reconstruct or repair improvements following a fire, casualty or condemnation; or (v) arising from representations and warranties related to a former Landlord; or (e) any consensual or negotiated surrender, cancellation or termination of this Lease, in whole or in part, agreed upon between former Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of this Lease or consented to in writing by Successor Landlord.

17. Landlord's Cure of Tenant's Default.  If Tenant shall fail or refuse to comply with or perform any condition or covenant of this Lease, and such failure is not remedied within the applicable notice and cure period set forth herein, Landlord may, if Landlord so elects, carry out and perform such condition or covenant, at the cost and expense of Tenant, which cost and expense shall be payable within thirty (30) days after Landlord's written demand (accompanied by reasonably supporting documentation), or at the option of Landlord shall be added to the installment of rent due thereafter, and shall be due and payable as such.  This remedy shall be in addition to such other remedies as Landlord may have hereunder by reason of the breach of Tenant of any of the covenants and conditions in this Lease contained.

18. Notices.  All notices, demands, requests or other communications hereunder shall be in writing, addressed to such party at its address provided in Section 20 of the Basic Lease Provisions or to such other address as may have been properly provided hereunder, and shall be delivered by (a) United States Postal Service, certified mail, return receipt requested, postage prepaid, or (b) by reputable overnight courier or reputable local hand delivery service providing for receipted delivery. Any such notice, demand, request or other communication shall be deemed given when received or when receipt is refused or unclaimed, as indicated by the notations or records of (as applicable) the United States Postal Service or such overnight courier or local delivery service.

19. Quiet Enjoyment.  Landlord covenants that Tenant, upon keeping and performing, within any applicable notice and cure period hereunder, each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, shall have quiet enjoyment of the Premises without hindrance or molestation by Landlord or by any other person lawfully claiming by, through or under Landlord, subject to the covenants, agreements, terms, provisions and conditions of this Lease.

20. Inspection and Entry by Landlord.

(a) Tenant agrees to permit, at reasonable times and upon reasonable prior notice, Landlord and Landlord's agents, employees or other representatives, to show the Premises to any lessor under any underlying lease or ground lease or any mortgagee or any persons wishing to purchase the same, and Tenant agrees that on and after the ninth (9th) month next preceding the expiration of the term hereof, Landlord or Landlord's agents, employees or other representatives shall have the right to show the Premises to any prospective tenant.

(b) Landlord shall retain duplicate keys to all doors of the Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Premises at reasonable hours to inspect and examine the Premises, to make permitted or required repairs, additions, alterations and improvements, to exhibit the Premises as provided in subsection 20(a), to install, maintain, use, repair and replace pipes, cables, ductwork, conduits, utility lines and wires through hung ceiling space and column space within the Premises, provided that such items are not installed in a location which materially interferes with the operation of Tenant’s business unreasonably and adversely affects the appearance of Tenant’s reception area, and to inspect the Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, (i) except in case of emergency, afford Tenant such prior notification of an entry into the Premises as shall be reasonably practicable under the circumstances, (ii) conduct all such activities in a commercially reasonable manner (including, without limitation, sealing off areas under construction and either covering, or permitting removal of Tenant’s Property in or from the area affected thereby) and (iii) be accompanied by an employee or agent of Tenant (if Tenant shall so desire).

(c) Landlord shall have the right to bring into the affected portion of the Premises such tools and materials as may be desirable for the performance of any such work permitted by and in accordance with subsection 20(b).  During the time that the work is being carried on in or about the Premises Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction. Upon completion of such work, Landlord shall remove its tools and materials and all debris from the affected area and leave it in a broom-clean condition, and repair any damage to the Premises or Tenant’s Property caused by the work or such removal/cleanup.  This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.

21. Brokerage.  Tenant and Landlord warrant and represent to each other that neither has dealt with any broker or brokers regarding the negotiation of this Lease, excepting only the Brokers.  Landlord shall be responsible for the payment of commissions payable to the Brokers pursuant to separate agreements with the Brokers.  Tenant and Landlord agree to be responsible for and to indemnify, defend and save the other harmless from and against any claim for a commission or other compensation by any other person claiming to have negotiated with the indemnifying party with respect to the Premises or to have called the said Premises to Tenant's attention or to have called Tenant to Landlord's attention.

22. Landlord's Inability to Perform.  Except as otherwise expressly provided herein, this Lease and the obligation of Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of Landlord's inability to supply any service or material, or to perform any obligation, called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble, unavailability or shortage of materials, or for any other cause beyond the reasonable control of Landlord.

23. Condemnation.

(a) If the whole of the Land, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date.  If only a part of the Land and not the entire Premises shall be so acquired or condemned then, (i) except as hereinafter provided in this subsection 23(a), this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Building so acquired or condemned, from and after the date of the vesting of title, the Fixed Rent and Additional Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (ii) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease if Landlord shall elect to terminate leases (including this Lease), affecting at least twenty-five percent (25%) of the rentable area of the Building (excluding any rentable area leased by Landlord or its affiliates); and (iii) if the part of the Building so acquired or condemned shall contain more than fifteen percent (15%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises or is unable to reasonably use the Premises for the purpose intended, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a thirty (30) days' notice of termination of this Lease.  If any such thirty (30) days' notice of termination is given, by Landlord or Tenant, this Lease and the Term shall come to an end and expire upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date.  If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this subsection 23(a), Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit.  In the event of any termination of this Lease and the Term pursuant to the provisions of this subsection 23(a), the Fixed Rent shall be apportioned as of the date of sooner termination and any prepaid portion of the Fixed Rent or Additional Rent for any period after such date shall be refunded by Landlord to Tenant.

(b) In the event of any such acquisition or condemnation of all or any part of the Land, the Building or the Premises, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award.  Nothing contained in this subsection 23(b) shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's personal property and improvements made by Tenant, at its sole cost (other than Landlord’s Tenant Improvement Work), included in such taking and for any moving expenses, provided such award shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award made by it to Landlord.

(c) If the whole or any part of the Premises shall be acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice thereof to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full the Fixed Rent and Additional Rent payable by Tenant hereunder without reduction or abatement, and Tenant shall be entitled to receive for itself any award or payments for such use, provided, however, that:

(i) if the acquisition or condemnation is for a period not extending beyond the Term and if such award or payment is made less frequently than in monthly installments, the same shall be paid to and held by Landlord as a fund which Landlord shall apply from time to time to the Fixed Rent payable by Tenant hereunder, except that, if by reason of such acquisition or condemnation changes or alterations are required to be made to the Premises which would necessitate an expenditure to restore the Premises, then a portion of such award or payment considered by Landlord as appropriate to cover the expenses of the restoration shall be retained by Landlord, without application as aforesaid, and applied toward the restoration of the Premises as provided in subsection 23(a) hereof; or

(ii) if the acquisition or condemnation is for a period extending beyond the Term, such award or payment shall be apportioned between Landlord and Tenant as of the Expiration Date; Tenant's share thereof, if paid less frequently than in monthly installments, shall be paid to Landlord and applied in accordance with the provisions of clause (i) above, provided, however, that the amount of any award or payment allowed or retained for restoration of the Premises shall remain the property of Landlord if this Lease shall expire prior to the restoration of the Premises.

24. Assignment and Subletting.

(a) Except as otherwise provided herein, Tenant shall not assign this Lease or sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit any such assignment, subleasing or occupancy, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed (except as otherwise provided in subsection 24(e) below), which restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. Tenant shall not pledge or hypothecate this Lease without Landlord's prior written approval, which may be withheld in Landlord's sole discretion.  No assignment or subletting shall result in a change in the Permitted Use. Except as otherwise provided herein, in the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed tenant or assignee, the relevant terms of any sublease or assignment and copies of financial statements and other relevant information bearing on the character of the proposed subtenant or assignee and its ability to observe and perform its agreements and obligations.

(b) Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. If the Premises or any part of them are sublet and Tenant then defaults under this Lease, Landlord, in addition to any other remedies provided in this Lease or provided by law, may except as otherwise provided herein, at its option, collect directly from the subtenant all rents due and becoming due to Tenant under such sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

(c) In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting (for all or substantially all of the balance of the Term) or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective.  The option shall be exercised, if at all, by Landlord giving Tenant written notice within sixty (60) days following Landlord’s receipt of Tenant’s written notice as required above; provided, however, that if Landlord exercises the foregoing option to terminate, Tenant shall have the option, by providing written notice to Landlord within five (5) business days after the receipt of Landlord's notice to terminate, to rescind its request for such assignment or sublease.  If this Lease shall be terminated with respect to the entire Premises pursuant to this subsection 24(c), the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term.  If Landlord recaptures under this subsection only a portion of the Premises, then rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate rentable square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture.  Tenant shall, at Tenant’s own cost and expense, discharge in full any Tenant commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant.

(d) Except as otherwise provided herein, in the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as Additional Rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant.  As used herein, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease (which in the case of a sublease, is allocable to the subleased portion of the Premises) at such time after making deductions for any commercially reasonable marketing expenses, tenant improvement allowances, cost of alterations, cash concessions, brokerage commissions, attorneys' fees and free rent actually paid or incurred by Tenant.  For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as reasonably determined by Landlord in good faith.

(e) Notwithstanding any other provision hereof, Tenant shall have no right to make (and Landlord shall have the absolute right to refuse consent to) any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, of which Tenant has been given notice and which is not thereafter timely cured, or if the proposed assignee or sublessee is an entity:  (i) with which Landlord is already in negotiation as evidenced by the issuance of a written proposal; (ii) is already an occupant of the Building unless Landlord is unable to provide the amount or type of space required by such occupant; (iii) is a governmental agency; (iv) is incompatible with the character of occupancy of the Building; or (v) would subject the Premises to a use which would:  (A) involve increased personnel or wear upon the Building; (B) violate any exclusive right granted to another tenant of the Building; (C) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (D) effect a material violation of any provision of this Lease.  Tenant expressly agrees that Landlord shall have the absolute right to refuse consent to any such assignment or sublease and that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord such refusal shall be deemed reasonable.

(f) Except as otherwise provided herein, at the time Tenant requests Landlord’s consent to any assignment, pledge or sublease, Tenant shall pay to Landlord a processing fee to cover Landlord’s costs,

including attorneys’ fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, in the amount of One Thousand Five Hundred Dollars ($1,500.00) (which amount shall increase by five percent per annum upon each anniversary of the Commencement Date), regardless of whether Landlord shall consent to, refuse consent to such assignment, pledge or sublease.  Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Section 24 shall be void.

(g) If Tenant is a non-publicly-traded corporation, partnership or trust, any transfer or transfers of or change or changes within any twelve month period in the number of the outstanding voting shares of the corporation, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Section 24 to the same extent and for all intents and purposes as though such transfer of ownership or control was a direct assignment of this Lease.

(h) Without limiting the other indemnities in favor of Landlord contained in this Lease, Tenant will defend, indemnify and hold Landlord harmless from and against any loss, damage, costs and expenses, including, without limitation, attorneys’ fees, sustained or incurred by Landlord as a result of, or arising out of or in connection with any claims made by any actual or proposed assignee or sublessee or any broker, finder or other person claiming a commission or other compensation in connection with an assignment or subletting.

(i) Notwithstanding the foregoing, Tenant shall have the right, without seeking or obtaining Landlord's prior written consent, and without being subject to the provisions of subsections (a), (d), (e), (f) or (g) of this Section 24, assign Tenant's interest in this Lease or sublease the Premises or any part thereof to any person that (i) as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Tenant, (ii) is the successor entity to Tenant by merger or consolidation or (iii) acquires all or substantially all of Tenant's ownership interests or assets; provided that Tenant shall notify Landlord in writing prior to (or if prior notice is prohibited by applicable Law or contractual obligation, promptly after) the effectiveness of such assignment or sublease and otherwise comply with the requirements of this Lease regarding such assignment or sublease; and provided, further, that in the case of such an assignment, the entity that will be the Tenant under this Lease after such assignment, together with Tenant if Tenant survives such assignment, has a combined net worth and creditworthiness, as of the day immediately after such assignment, that is equal to or greater than the net worth and creditworthiness of Tenant, as of the date of this Lease. For purposes hereof, "control" requires both (a) owning (directly or indirectly) more than fifty percent (50%) of the stock or other equity interests of another person and (b) possessing, directly or indirectly, the power to direct or cause the direction of the management and policies of such person.

25. Environmental Laws.

(a) Subject to Landlord’s obligations set forth in the next sentence of this subsection, Tenant, at its own cost and expense, shall comply with all applicable environmental laws, rules and regulations of the federal, state, county and municipal governments and of all other governmental authorities having or claiming jurisdiction over the Premises or appurtenances thereto, or any part thereof, which are applicable to the Premises and/or the conduct of Tenant’s business at the Premises. Landlord, subject to inclusion of any expenses relating thereto in Expenses (if otherwise permitted under this Lease), shall comply with all applicable environmental laws, rules and regulations of the federal, state, county and municipal governments and of all other governmental authorities having or claiming jurisdiction over the Building, the Land or appurtenances thereto, or any part thereof, which are generally applicable to the Building, the Land and/or the portions of the Premises that Landlord is obligated to repair and maintain hereunder.

(b) Tenant shall not generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, any Hazardous Substances, other than standard cleaning and office equipment and supplies used in compliance with all applicable Laws.  As used herein, Hazardous Substances shall be defined as any “hazardous chemical,” “hazardous substance,” “hazardous waste” or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), any rules or regulations promulgated thereunder, or in any other present or future applicable federal, state or local law, rule or regulation dealing with environmental protection and human health and safety and shall include petroleum and petroleum-based products, ureaformaldehyde and asbestos and asbestos-containing materials.

(c) In the event Tenant receives any notice that a spill or discharge of any Hazardous Substance has occurred on or about the Premises or into the sewer and/or waste treatment system operated by Landlord from any person or entity, including the United States Environmental Protection Agency (“EPA”) or any state or local environmental or health safety agency, then Tenant shall provide immediate written notice of same to Landlord, detailing all relevant facts and circumstances.

(d) Notwithstanding the provisions of Section 10(d) hereof, Tenant agrees to indemnify and hold harmless (using counsel reasonably acceptable to Landlord) Landlord, its affiliates and their respective officers, directors, employees, agents and representatives, and each mortgagee of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel and the diminution in value of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which may be incurred by the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of this Section 25, which indemnification shall survive the date of expiration or sooner termination of this Lease.  This indemnification of Landlord, its affiliates and their respective officers, directors, employees, agents and representatives, by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Substances present in the soil or ground water on or under the Building which results from such a breach.  Without limiting the foregoing, if any activities or work undertaken by Tenant (whether or not approved or consented to by Landlord) results, directly or indirectly, in any Hazardous Substances contamination of the Premises and/or Building (including, without limitation, from sources present in the Building on the Effective Date), then Tenant shall be solely responsible, at Tenant’s expense, for the remediation of such contamination in accordance with all applicable laws, codes and regulations; provided that the Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, such approval not to be unreasonably withheld, conditioned or delayed, shall first be obtained and provided further that Landlord may elect, at Tenant’s cost, to undertake and/or manage the remediation activities.

(e) Landlord, its affiliates, and their respective employees, representatives and agents shall have access to the Building during reasonable hours and upon reasonable notice to Tenant in order to conduct periodic environmental inspections and tests of the Building.

(f) If (i) on the Effective Date, the Premises contains Hazardous Substances in violation of applicable Laws, or (ii) after the Effective Date, Landlord, its agents, employees or contractors causes the

Premises to contain Hazardous Substances in violation of applicable Laws, then Landlord shall cause such Hazardous Substances to be removed and/or abated in accordance with all applicable Laws and in a manner which minimizes disruption of Tenant's access to and use and occupancy of the Premises, at no cost to Tenant (either directly or as an Expense).

26.Parties Bound.

(a) The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to.

(b) Tenant acknowledges and agrees that if Landlord shall be an individual, joint venture, corporation, limited liability company, tenancy in common, firm or partnership (general or limited), there shall be no personal liability on such individual or on the members of such joint venture, corporation, limited liability company, tenancy in common, firm or partnership in respect of any of the covenants or conditions of this Lease; rather, Tenant shall look solely to Landlord's interest in the Building (including the rents, insurance or condemnation proceeds and sale proceeds) for the collection of any judgment (or enforcement or any other judicial process) requiring the payment of money by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord and no other property or assets of Landlord or any of its affiliates shall be subject to levy, execution or other enforcement procedures for the satisfaction of any obligation due Tenant or its successors or assigns.

(c) The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Premises.  In the event of any sale or sales of the Land, Building, or the Premises, said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after the date of such sale, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, that the purchaser at any such sale has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder accruing after the date of said purchase or, to the extent of the knowledge of the purchaser, occurring prior to the date of said purchase.

27. Tenant’s Bankruptcy or Insolvency.  If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

(a) Tenant, as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Section 24, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law.  Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

(i) Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

(ii) Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to three month’s rent and other monetary charges accruing under this Lease, and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease.  Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

(iii) The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

(iv) Landlord shall have, or would have had absent the Debtor’s Law, no right under Section 24 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

28. Miscellaneous.

(a) This Lease is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein.  No course of prior dealing between the parties or their officers, employees, agents or affiliates is be relevant or admissible to supplement, explain or vary any of the terms of this Lease.  No representative, agent or employee of Landlord has been authorized to make any representations or promises with reference to the leasing of the Premises or to vary, alter or modify the terms hereof.  No additions, changes or modifications, renewals, or extensions hereof, shall be binding unless reduced to writing and signed by Landlord and Tenant.

(b) The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable.  If any clause or provision herein contained be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

(c) The section headings in this Lease are for convenience only and are not to be considered in construing the same.

(d) Time is of the essence with respect to all dates and time periods set forth in this Lease.  Notwithstanding anything to the contrary contained in this Lease, the expiration or earlier termination of this Lease shall not relieve Landlord or Tenant from their respective obligations accruing prior to the expiration or earlier termination, including, without limitation, any indemnities.

(e) In the event that Tenant or anyone claiming through or under Tenant shall not vacate and surrender the Premises on or before the Expiration Date (as it may be extended or renewed) as required by this Lease, such holdover tenancy shall be deemed to be a tenancy at sufferance and Landlord shall have all rights and remedies provided at law relating to such tenancy.  During the period of holdover tenancy, Tenant shall be liable for a holdover rental charge for the Premises which charge shall be equal to one and one-half the Fixed Rent for the first sixty (60) days of such holdover, and two (2) times the Fixed Rent thereafter, and 100% of the Additional Rent payable by Tenant hereunder during the Lease Year immediately preceding the Expiration Date.  In addition, Tenant further agrees that if it fails to so surrender the Premises, Tenant (i) shall be liable to Landlord for any and all direct damages which Landlord shall suffer by reason thereof, and (ii) if Tenant held over for more than thirty (30) days after the applicable Expiration Date (as it may be extended or renewed), Tenant shall indemnify Landlord against all claims and demands made by any succeeding tenants against Landlord founded upon delay by Landlord in delivering possession of the Premises to such succeeding tenant by reason of Tenant’s holdover.

(f) Neither Landlord nor Tenant shall be required to perform any of its obligations under this Lease, nor be liable for loss or damage for failure to do so, with the exception of each party’s obligation for the payment of any rent or other sums due under the Lease, where such failure arises from Force Majeure.  For purposes of this Lease, the term “Force Majeure” shall be deemed to include acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire and casualty, legal requirements, shortages or inability to obtain materials or equipment, energy shortage, or causes beyond the reasonable control of Landlord or Tenant, as the case may be.

(g) No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver be in writing signed by the waiving party, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord or Tenant to insist upon the performance by the other in strict accordance with the terms hereof.  The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

(h) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

(i) If there is a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

(j) All exhibits, attachments, riders and addenda referred to in this Lease are incorporated into this Lease and made a part hereof.

(k) Landlord and Tenant each warrants and represents to the other that (i) it is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (ii) it has and is duly qualified to do business in the state in which the Building is located, (iii) it has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all its obligations hereunder, (iv) each person (and all of the persons if more than one signs) signing this Lease on behalf of it is duly and validly authorized to do so and (v) neither (1) the execution, delivery or performance of this Lease nor (2) the consummation of the transactions contemplated hereby will violate or conflict with any provision of documents or instruments under which it is constituted or to which it is a party.  In addition, Landlord and Tenant each warrants and represents to the other that none of (A) it, (B) its affiliates or partners nor (C) to the best of its knowledge (without independent investigation), its members, shareholders or other equity owners or any of their respective employees, officers, directors, representatives or agents is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting

Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) or other similar governmental action.

(l) This Lease shall be construed and interpreted in accordance with and governed by the laws of the state in which the Building is located. Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

(m) The term Landlord as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the Landlord's interest in the Building.  Tenant acknowledges and agrees, for itself and its successors and assigns, that no trustee, director, officer, employee or agent of Landlord or any of its affiliates shall be personally liable for any of the terms, covenants or obligations of Landlord hereunder.

(n) Each covenant of Landlord and Tenant under this Lease is independent of each other covenant under this Lease, and no default by either party in performance of any covenant shall excuse the other party from the performance of any other covenant.

(o) Tenant shall deliver to Landlord, within ten (10) business days of Landlord’s written demand made not more than once per Lease Year (except in the event of a sale, financing or refinancing of the Building), copies of Tenant’s financial statements (most recent annual and year-to-date), including a balance sheet, income statement and cash flow statement, certified as true and complete by Tenant’s principal financial officer or Tenant’s outside auditor.  Landlord agrees to hold such information in confidence and not to disclose such information to anyone other than Landlord’s current lender or a lender in connection with a financing of the Building or a purchaser in connection with a sale of the Building.

(p) Landlord reserves the right to change the name of the Building.

(q) If either party commences an action, proceeding, demand, claim, action, cause of action or suit against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be reimbursed by the other party for all reasonable costs and expenses, including reasonable attorneys' fees and expenses, incurred by the substantially prevailing party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).

(r) Tenant, for itself and all persons claiming through or under Tenant, hereby expressly waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Premises, or to any new trial in any action or ejectment under any provision of law, after re-entry thereupon by Landlord, or after any warrant to dispossess or judgment in ejectment.  If Landlord shall acquire possession of the Premises by summary proceedings or in any other lawful manner without judicial proceedings, it shall be deemed a “re-entry” as that term is used herein.

(s) Any diminution or obstruction of light, air or view by any structure that may be erected on lands adjacent to the Building shall not affect this Lease or impose any liability on Landlord.  Tenant shall not acquire any right or easement for the use of any door or passageway in any portion of the Building, except the easement of necessity for ingress and egress, if any, in the doors and passageway(s) directly connecting with the Premises.

(t) Intentionally deleted.

(u) Tenant will give the owners or holders of any ground lease, mortgage, deed of trust or security agreement encumbering the Building and/or the Land (“Lienholder”), by registered mail, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or Lienholder previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of Lienholder.  Tenant further agrees that if Landlord fails to cure such default within the time provided in this Lease, then Tenant will provide written notice of such failure to Lienholder and Lienholder will have an additional thirty (30) days within which to cure the default.  Lienholder shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Lienholder agrees or undertakes otherwise in writing. If the default cannot be cured within the additional thirty (30) day period, then Lienholder will have such additional time as may be necessary to effect the cure if, within the thirty (30) day period, Lienholder has commenced and is diligently pursuing the cure (including without limitation commencing foreclosure proceedings if necessary to effect the cure).

(v) [intentionally deleted]

(w) Landlord and Tenant acknowledge and agree that the terms of this Lease and the negotiations which led to the execution of this Lease are confidential in nature.  Neither Landlord nor Tenant, except as may be required by law or in connection with an actual or proposed sale or financing of the Building and/or the Land or an actual or proposed assignment of this Lease or sublease of the Premises or any portion hereof, shall communicate the terms or any other aspect of the transaction with, nor deliver all or any portion of this Lease to, any person or entity other than persons or entities providing professional services or advice to Landlord or Tenant respectively.

29. Security.

(a) Security Deposit.  Concurrently with the execution and delivery of this Lease by Tenant, Tenant shall deposit with Landlord a sum equal to Seventy-Five Thousand Two Hundred Eight Dollars ($75,208.00) as a security deposit (the “Security Deposit”).  The Security Deposit shall be held as security for the performance and observance by Tenant of all of its obligations under the terms, conditions and covenants of this Lease throughout the Term of this Lease.  If Tenant performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it, Landlord shall return the Security Deposit, or balance thereof then held by Landlord, to Tenant after the Expiration Date or after Tenant surrenders possession of the Premises, whichever is later.  In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions or covenants of this Lease, then Landlord may, at its option and without notice, apply all or any part of the Security Deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all times throughout the Term of this Lease the full amount of the Security Deposit. Landlord shall not be required to hold the Security Deposit as a separate account, but may commingle it with Landlord’s other funds.  The use, application or retention of the Security Deposit or any portion thereof by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Security Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

In the event of a sale or any other transfer of the Building, Landlord shall have the right to transfer the Security Deposit to its purchaser and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and Tenant agrees to look solely to such purchaser for the return of such deposit.  In the event of an assignment of this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.

(b) Notwithstanding anything to the contrary set forth in this Section 29, provided that (i) Tenant has not assigned its interest in this Lease (other than pursuant to an assignment not requiring Landlord’s consent), (ii) no default beyond any applicable notice and cure period hereunder shall have occurred, (iii) there is not then occurring any event or occurrence of which Tenant has been given notice by Landlord and which if not cured within the applicable time period set forth in this Lease would constitute a default beyond any applicable notice and cure period and which is not so cured (collectively, the "Reduction Requirements"), as of the last day of the thirty-first (31st) month of the Lease Term, the Security Deposit shall be reduced by $37,604.00 (the "Reduction Amount”), promptly after receipt of Tenant's written request therefor, Landlord shall return to Tenant the Reduction Amount; provided, however, that in no event shall the Security Deposit be reduced to less than $37,604.00.

30. Parking. Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall be permitted to use parking spaces on the Land or Building not in excess of 3.0 spaces per 1,000 rentable square feet in the Premises from time to time; initially, forty-eight (48) spaces.  All such spaces, and use of parking spaces (whether or not designated by Landlord as “visitor parking”) for visitor parking by Tenant’s invitees, are available on a first-come, first-served, non-exclusive basis, to all tenants in the Building, shall be unmarked and unreserved, and shall be free of charge throughout the Lease Term (as it may be extended or renewed).  Notwithstanding the foregoing, out of such allotment, Landlord shall provide two (2) designated reserved spaces in the Building’s covered parking area which shall also be free of charge.  In the event Tenant requests signage to designate such reserved spaces as being specifically reserved for use by Tenant, such signage shall be a Tenant’s sole cost and expense.  At such time and under such circumstances as Landlord deems appropriate, Landlord may provide attendant parking or such other system or management of parking as it deems necessary or desirable.  Notwithstanding anything contained herein, if any governmental regulation or ordinance is enacted or amended after the Effective Date of this Lease so as to require a modification in Tenant's number of parking spaces, Landlord reserves the right to make such modification without modifying in any way the rent due hereunder or any other obligations of Tenant.  Tenant shall not use parking for overnight storage of vehicles.  Landlord assumes no responsibility and shall not be liable for any vehicle damage or theft to vehicles located in the parking lot, theft of personal property or personal injury sustained by any person in or about the parking lot.

[SIGNATURE PAGE FOLLOWS]

LEASE AGREEMENT SIGNATURE PAGE

(9600 Blackwell Road - Suite 210)

IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound, have duly executed this Lease as of the Effective Date.

LANDLORD:

TNREF III 9600 Blackwell, LLC, a Delaware limited liability company

By:	/s/ Fung Lin
Name:	Fung Lin
Title:	Principal

Date:	February 1, 2016

TENANT:

Regenxbio Inc., a Delaware corporation

By:	/s/ Kenneth Mills
Name:	Kenneth Mills
Title:	President & CEO

Date:	January 28, 2016

EXHIBIT A

PLAN OF THE PREMISES

A-1

EXHIBIT B

COMMENCEMENT MEMORANDUM

This Memorandum is given by TNREF III 9600 Blackwell, LLC ("Landlord") to Regenxbio Inc. ("Tenant"):

1. Landlord and Tenant have entered into a Lease Agreement dated               , 2016 (the "Lease"), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord certain premises known as Suite 2     within the building located at 9600 Blackwell Road, Rockville, Maryland (the "Premises").  All capitalized terms used herein and not otherwise defined herein shall have the same meanings given to them in the Lease.

2. Landlord and Tenant hereby confirm that:

(a) The Commencement Date of the Lease Term is                      ;

(b) The Expiration Date of the Lease Term is                            ;

(c) The Rent Commencement Date under the Lease is                   ;

(d) The suite number of the Premises is                                  ;

(e) The rentable square footage of the Premises is                        ;

(f) The rentable square footage of the Building is                        ;

(g) Tenant’s Proportionate Share of Excess Expenses is                 .

3. Tenant confirms that:

(a) It has accepted possession of the Premises;

(b) The improvements required to be furnished by Landlord under the Lease have been completed (subject to any corrective work or punchlist items of which Tenant has notified Landlord in accordance with the Lease);

(c) Landlord has fulfilled all of its duties of an inducement nature;

(d) No modifications have been made to the Lease after it was signed by Landlord and Tenant; and

(e) Except as provided in Paragraph 6 of the Basic Lease Provisions to the Lease, there are currently no set-offs or credits against Rent, and except as provided in Section 2(a) of the Lase, no Rent has been prepaid.

4. This Memorandum is intended only to confirm the matters herein set forth and does not otherwise modify or supplement the Lease.

LANDLORD:

TNREF III 9600 Blackwell, LLC, a Delaware limited liability company

By:
Name:
Title:

Date:	, 2016

TENANT:

Regenxbio Inc., a Delaware corporation

By:
Name:
Title:

Date:	, 2016

EXHIBIT C

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations:

1.

Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or window of the Premises without obtaining Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay, which conditions may include requiring Tenant to provide a copy of any such keys.  Tenant shall bear the cost of any lock changes or repairs required by Tenant.

2.

The Lease outlines the number of keys furnished to Tenant. Any additional keys required by Tenant must be obtained from Management Office at a reasonable Building-standard cost to be established by Landlord.

3.	All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical holdbacks have been installed.
4.

Landlord reserves the right to close and keep locked all entrance and exit doors during hours when the Building is closed. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the Business Hours for the Building.  Any tenant, its employees, agents or any other person entering the Building at any time when it is so locked, or any time when it is considered to be after Business Hours for the Building, will be required to use their access card to gain entry into the Building.  The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

5.

Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other heavy property brought into the Building.  Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such safe or property in any case.  All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

6.

No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to the Management Office, and in such reasonable manner, in such specific elevator, and between such hours as shall be designated by Landlord.  Tenant shall provide the Management Office with no less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install padding or take other actions or prescribe procedures as are appropriate to protect against damage to the elevators or other parts of the Building.   In no event shall Tenant’s use of the elevators for any such purpose be permitted during the Building’s Business Hours.

7.

Subject to the terms and conditions of the Lease, Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

8.

The requirements of Tenant will be attended to only upon application at the Building office location designated by Landlord.  Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instruction from Landlord.

9.	Tenant shall not unreasonably disturb, or solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlord’s agents to prevent same.
10.

The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein.

11.

Tenant shall not overload the floor of the Premises, and except for Cosmetic Alterations, shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent.

12.

Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

13.

Tenant shall not use or keep in or on the Premises of the Building any kerosene, gasoline or other flammable or combustible fluid or material except for typical quantities of office and cleaning supplies provided they are stored and used in accordance with applicable Laws.

14.	Tenant shall not use any method of heating or air conditioning other than that which is supplied by Landlord, without the prior written consent of Landlord.
15.

Tenant shall not use, keep, or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner reasonably offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

16.	Tenant shall not bring into or keep within the Building or the Premises any animals (other than bona fide service animals), birds, or any vehicles including bicycles.
17.

Cooking shall not be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes.  Notwithstanding the foregoing, Underwriters Laboratory-approved equipment and microwave ovens may be used on the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors outside the Premises which are objectionable to Landlord and other Tenants.

18.

Landlord will reasonably approve where and how telephone and telegraph wires are to be introduced to the Premises.  No boring or cutting for wires shall be allowed without the consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed.  The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Landlord.

19.

Landlord reserves the right to exclude or expel from the Building any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

20.

Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

21.

Tenant shall not waste electricity, water or air conditioning and agrees to reasonably cooperate with Landlord (at no material out-of-pocket cost to Tenant) to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.  Such cooperation includes the closing of interior blinds, disallowing the sunrays to shine directly into areas adjacent to exterior windows.

22.

Tenant shall store all trash and garbage within the interior of the Premises.  No material shall be placed in the trash boxes or receptacles if material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal.  All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate.

23.

Tenant shall comply with all safety, fire protection and evacuation procedures and regulations, as reasonably established by Landlord on a non-discriminatory basis with respect to all similarly situated tenants, or as promulgated by any governmental agency with jurisdiction over the Building or  its operations.

24.

Subject to Section 11 of the Lease, Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed when the Premises are not occupied.

25.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants. This shall not prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Buildings.

26.

No awnings or other projects shall be attached to the outside walls of the Building without the prior written consent of Landlord.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without prior written consent of Landlord.  All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color reasonably approved by Landlord.

27.

The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways and other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

28.	The washing and/or detailing of or the installation of windshields, radios, telephones in or general work on automobiles shall not be allowed on the Premises.
29.

Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant.  The food vendor shall service only the tenants that have a written request on file in the Management Office.  Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies.  Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

30.	Tenant shall reasonably comply with requests by the Landlord concerning informing their employees of items of importance to the Landlord relating to the Building and its operations.
31.

Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. In addition, Landlord reserves the right to designate, in Landlord’s sole discretion, the only outside areas of the Premises where smoking shall be permitted.

Subject to Section 8(b) of the Lease, Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the Management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants.  Landlord shall not be responsible to Tenant or to any other person for the non-observance of the Rules and Regulations and Tenant shall agree to abide by these rules as a condition of its occupancy of the Premises.

EXHIBIT D

SPECIAL STIPULATIONS

1. Option to Renew. Tenant shall have the right to extend the term of this Lease for all of the Premises for one (1) additional five (5) year lease term (the "Renewal Term"), upon the following conditions:

a. Tenant is not in default beyond applicable notice and cure period either at the time Tenant exercises such renewal option or at the commencement of the Renewal Term, nor has it been in default beyond applicable notice and cure periods more than two (2) times within the immediately preceding two (2) year period;

b. Tenant has not previously assigned the Lease or sublet more than 25% of the Premises other than pursuant to an assignment or sublease not requiring Landlord’s consent;

c. Tenant has delivered to Landlord written notice of its intention to exercise this option not less than nine (9) months (nor more than 365 days) prior to the end of the Lease Term;

d. All lease terms for the Renewal Term shall be the same as in the Lease, except that the Annual Fixed Rent and Landlord concessions, if any, for the Renewal Term shall be at the then current “fair market rental rate” for renewal transactions for similar space in comparable office buildings in the North Rockville, Maryland submarket (the “Market”), taking into consideration all then market concessions (including, without limitation, tenant allowances and free rent), as negotiated in good faith between willing landlords and tenants under no compulsion.  The fair market rental rate shall be determined as follows:

(1) For a period of thirty (30) days after receipt of Tenant's notice, Landlord and Tenant shall negotiate in good faith the fair market rental rate;

(2) If the parties are unable to agree on the new fair market rental rate, then Landlord and Tenant shall each select an appraiser in the person of an experienced real estate broker, each of whom must have at least ten (10) years commercial leasing experience in the Market, within forty-five (45) days after Landlord's receipt of Tenant's notice;

(3) The two appraisers shall confer to see if they can agree on the fair market rental rate for space in the Market as of the time the applicable Renewal Term is to begin; and, if they reach agreement, the rate upon which they agree shall become the new Fixed Rent for the first year of the Renewal Term;

(4) If the two appraisers cannot reach agreement, then each shall designate the rate which he or she believes is the appropriate new fair market rental rate.  Unless either Landlord agrees to the rate specified by Tenant's appraiser or vice versa, the two appraisers shall agree on a third appraiser, who shall have no less than the minimum experience required of the initial two appraisers, within fifteen (15) days after both appraisers have been designated;

(5) The third appraiser shall determine which of the two appraisals for the new fair market rental rate more accurately represents the new fair market rental rate which the third appraiser believes is the appropriate new fair market rental rate.  Upon such determination, the new fair market rental rate selected by the third appraiser shall be used and be binding on Landlord and Tenant;

(6) If Landlord or Tenant fails to comply with the time guidelines in this section, then the fair market rental rate submitted by the other shall automatically apply and be binding on Landlord and Tenant; and

-1

(7) Each party shall bear the expense of its own appraiser and shall divide equally the expense of the third appraiser.

f. If the new fair market rental rate has not been determined or agreed to as provided in this Section prior to the end of the Lease Term, the Lease shall be extended for the Renewal Term at an interim Annual Fixed Rent rate equal to the rate in effect during the last month of the Lease Term and upon such determination of or agreement to the new fair market rental rate, the Annual Fixed Rent shall be retroactively adjusted.  The renewal option is personal to Tenant and any Tenant Affiliate-assignee of Tenant and is non-transferable other than such Tenant Affiliate-assignee.

2. Right of First Offer.  After the initial lease-up of the Additional Space (hereinafter defined) and during the Lease Term (including any renewals thereof), Tenant shall have a continuous first right of offer to lease any available office space on the second floor (the "Additional Space") in the Building at 100% of the fair market rental rate for new or expansion space (as determined by Landlord acting in good faith) for the Additional Space as of the date of delivery of the Additional Space to the Tenant, provided:

a. This right of first offer is subordinate to the rights of (i) any current tenant in the Additional Space to renew, extend or otherwise negotiate a new lease or extension for the Additional Space; (ii) all future tenants in such space, to renew or extend their leases; and (iii) existing tenants in the Building which may have prior rights to the Additional Space as of the Effective Date of this Lease;

b. Tenant is not in default beyond applicable notice and cure period under this Lease, either at the time the Additional Space becomes available or at the time Tenant is to take occupancy of the Additional Space;

c. Tenant has not previously assigned the Lease or sublet more than 25% of the Premises other than pursuant to an assignment or sublease not requiring Landlord’s consent;

d. [intentionally deleted];

e. Tenant must lease all of the Additional Space offered;

f. Tenant exercises its right of first offer as provided in this Section by delivering to Landlord written notice of such exercise within five (5) business days after Landlord has notified Tenant that the Additional Space is available, which notice shall state the anticipated delivery date of the Additional Space and Landlord’s determination of the fair market rental rate therefor;

g. The addition of the Additional Space to the Premises shall be upon all the terms and conditions of the Lease as modified by the delivery date set forth in Landlord’s offer notice to Tenant and the determination of the fair market rental rate therefor as provided herein, and shall be coterminous with the then Lease Term; and

h. This right of first offer must be exercised with at least three (3) years remaining in the then Lease Term unless Tenant concurrently exercises the Option to Renew pursuant to Section 1 of this Exhibit D.

If Tenant fails to comply with each of the above conditions within the time specified, all time periods herein for Tenant being of the essence, then this right of first offer will lapse and be of no further force and effect, and Landlord shall have the right to lease all or any part of the offered Additional Space to a third party under the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant.

D-2

This right of first offer to lease the Additional Space is personal to Tenant and any Tenant Affiliate-assignee of Tenant and is non-transferable other than such Tenant Affiliate-assignee.

3. Early Termination Option.  Tenant shall have the right to terminate the Lease with respect to all of the Premises at the end of the sixty-seventh (67th) full month of the Term (the “Early Termination Date”), subject to the following: (a) Tenant delivers a written notice (“Termination Notice”) to Landlord of its intention to terminate at least nine (9) months prior to the Early Termination Date, time being of the essence; (b) Tenant is not in default beyond any applicable notice and cure period under the Lease from the time the Early Termination Notice is delivered until the Early Termination Date; and (c) Tenant delivers to Landlord a payment (“Termination Fee”) equal to the following unamortized costs incurred by Landlord in this transaction, to include the Improvements Allowance, abated Fixed Rent, reasonable attorneys’ fees, and brokerage commissions, calculated on a straight line basis, including interest thereon from the Commencement Date until the Early Termination Date, at the rate of eight percent (8%) per annum.  Landlord shall advise Tenant by written notice of the amount of the Termination Fee within ten (10) days of receipt of the Termination Notice (which notice shall include a reasonably detailed calculation of such amount) and Tenant shall pay the Termination Fee within thirty (30) days thereafter.  If Tenant fails to timely comply with any of the provisions of this Section, at Landlord’s sole option, Tenant's Termination Notice shall be deemed ineffective and the Lease shall expire on its otherwise scheduled termination date.

D-3

EXHIBIT E

WORK LETTER

In consideration of the mutual covenants and agreements contained in this Lease and in this Exhibit E, Landlord and Tenant do hereby expressly agree as follows:

1. Tenant's Authorized Representative.  Tenant designates Jerome Jackson ("Tenant's Authorized Representative") as the person authorized to represent Tenant in issues related to this Exhibit.

2.Tenant’s Work.  Except as set forth in Section 4 of the Lease, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant's use and occupancy, and the Premises shall be delivered in its “as is” condition.  Any connections to pipes, ducts and conduits for the mechanical, electrical and plumbing systems in the Building shall be made by Tenant, at Tenant's sole cost and expense.  All of the work to be performed in initially finishing and completing the Premises  (collectively, "Tenant's Work") shall be performed by Tenant pursuant to this Exhibit E and Section 6 (and all other applicable provisions including insurance, damage and indemnification provisions) of the Lease and such work shall be deemed to be alterations for all purposes of the Lease; provided, however, that all such work involving structural, electrical, mechanical, glass/glazing, fire protection or plumbing work, the heating ventilation and air conditioning system of the Premises or the Building, and the roof of the Building shall, at Landlord's election, be performed by Landlord's designated contractor or subcontractor at Tenant's expense (provided the cost therefor is reasonable and competitive).  Tenant acknowledges that Tenant's Work is being accomplished for its own account, Landlord having no responsibility or obligation in respect thereof other than (i) ensuring that any work performed by Landlord's designated contractor or subcontractor as provided in the preceding sentence is timely and properly performed and (ii) providing the Improvements Allowance, all in accordance with the requirements of this Exhibit E.

3. Costs.

(a) Subject to application of the Improvements Allowance, Tenant shall pay to Landlord a construction supervision fee in the amount of one percent (1%) of the total hard costs of Tenant’s Work.  Any amounts payable by Tenant to Landlord pursuant to this Exhibit shall be considered additional rent subject to the provisions of the Lease.

(b) Landlord shall provide Tenant an allowance (the "Improvements Allowance") equal to the product of Forty-Five and 00/100 Dollars ($45.00), multiplied by the number of square feet of rentable area in the Premises (i.e., $725,220.00).  The Improvements Allowance is provided in order to help Tenant finance the hard and soft costs of Tenant's Work (including, without limitation, demolition and hard construction costs; materials and sales taxes thereon; architectural, engineering and design fees; construction management fees (including Landlord’s construction supervision fee); premiums for insurance and bonds; costs of utilities; and costs of permits and inspections; but not including costs of furniture, fixtures or cabling except as hereinafter provided).  Notwithstanding the foregoing, Tenant may request that up to Five and 00/100 Dollars ($5.00) per square foot of rentable area in the Premises (i.e., $80,580.00) be applied to its moving expenses, and purchase and installation of furniture, fixtures and cabling.  Landlord shall have no duty to advance any portion of the Improvements Allowance until satisfaction of the following condition:  there shall have been no Event of Default under the Lease.  Within thirty (30) days of written request of Tenant (which requests may be made no more than once every thirty (30) days), Landlord shall pay Tenant, or at Tenant's option Tenant’s contractors, directly for the reasonable expenses incurred in constructing such tenant improvements to the extent of the Improvements Allowance, provided:  (A) such request is accompanied by a copy of the invoice for such expenses; (B) copies of all  bills, vouchers, change orders and other information relating to the expenses for which reimbursement is being sought as may be requested by Landlord shall be made available to Landlord by Tenant; (C) the work and materials for which payment is requested are in complete accordance with the final working drawings approved by Landlord; (D) the work for which payment is requested has been performed both by a contractor and in accordance with a construction contract approved by Landlord; and (E) the work and materials for which payment is requested have been physically incorporated into the Premises, free of any security interest, lien or encumbrance fully in accordance with Article IX of the Lease. Notwithstanding anything above to the contrary, Landlord shall not be required to reimburse Tenant for any invoice received after the second (2nd) Lease Year.  Tenant shall not be entitled to any credit, cash or otherwise, for any unused portion of the Improvements Allowance.

4. Schedule.  If any plans and drawings are prepared by Landlord's architect or engineer, such plans and drawings will be prepared on Tenant's behalf and Tenant shall be solely responsible for the timely completion of all plans and drawings and for their compliance with all Laws.  Tenant shall submit to Landlord for review and approval, a “Space Plan” (i.e., a space plan drawn to scale, which shall include, as Landlord reasonably deems necessary, all partition types and locations; all doors and hardware requirements; all light fixtures and exit lights; all finish materials including glass, wall and floor finishes; all special ceiling conditions; all cabinetry and millwork with elevations and details; all modifications to existing base building HVAC equipment, all electrical receptacles; all data and voice locations; all floor load requirements which exceed eighty (80) pounds per square foot live load and twenty (20) pounds per square foot dead load; and the seating capacity of all conference rooms and furniture workstation areas; and all other information Landlord reasonably requests).  Within seven (7) business days after delivery of the Space Plan to Landlord, Landlord shall either approve such Space Plan or notify Tenant of the specific item(s) of such Space Plan of which Landlord disapproves and a detailed description of the reason(s) for such disapproval.  If Landlord disapproves the Space Plan, Tenant shall revise and resubmit same to Landlord for approval (the “Revised Space Plan”).  If Landlord does not respond to the Space Plan or the Revised Space Plan within five (5) business days after receipt of a second notice from Tenant requesting Landlord to approve same, such Space Plan or Revised Space Plan shall be deemed approved by Landlord as most recently submitted.  The above process shall be repeated until such time as Landlord has approved the Revised Space Plan.  Following Landlord’s approval or deemed approval of the Space Plan or the Revised Space Plan, Tenant shall submit to Landlord “Final Construction Drawings” (i.e., the architectural, mechanical and engineering working drawings that define the total scope of work to be performed by Tenant, based on and consistent with the Space Plan or Revised Space Plan as approved by Landlord and in sufficient detail to secure required permits from the local jurisdiction and that include, without limitation:  key plan; all legends and schedules; construction plan; reflected ceiling plan; telephone and electrical outlet location plan; finish plan; and all architectural details, elevations and specifications necessary to construct the Premises).  Within ten (10) business days after delivery of the Final Construction Drawings to Landlord, Landlord shall either approve such Final Construction Drawings or notify Tenant of the specific item(s) of such Final Construction Drawings of which Landlord disapproves and a detailed description of the reason(s) for such disapproval.  If Landlord disapproves the Final Construction Drawings, Tenant shall revise and resubmit same to Landlord for approval (the “Revised Final Construction Drawings”).  If Landlord does not respond to the Final Construction Drawings or the Revised Final Construction Drawings within five (5) business days after receipt of a second notice from Tenant requesting Landlord to approve same, such Final Construction Drawings or Revised Final Construction Drawings shall be deemed approved by Landlord as most recently submitted.  The above process shall be repeated until such time as Landlord has approved or is deemed to have approved the Revised Final Construction Drawings.  The deadlines specified in this Paragraph shall apply whether plans and drawings are prepared by Landlord's architect or engineer or an architect or engineer selected by Tenant.  All deadlines must be met in order to allow Landlord sufficient time to review plans and drawings and discuss with Tenant any changes thereto which Landlord believes to be necessary or desirable.  The parties intend for each such deadline to be the applicable deadline, even if any such deadline is before the date the Lease is executed.  All of Tenant’s plans shall be prepared by a licensed architect and, if applicable, a licensed engineer, as reasonably approved by Landlord.  Landlord hereby approves OPX as Tenant’s architect and AHA as Tenant’s engineer.

5. Approval.  Landlord’s approval rights as to the Final Construction Drawings shall be limited to a review thereof to confirm that: (i) they are consistent with the Space Plan or Revised Space Plan as approved by Landlord, and (ii) the improvements comply with all applicable Laws. Such approval shall not constitute either (a) approval of any delay caused by Tenant or a waiver of any right or remedy that may arise as a result of such delay, or (b) Landlord's representation that such approved plans, drawings or changes comply with all Laws.  Any deficiency in design or construction, although same had prior approval of Landlord, shall be solely the responsibility of Tenant.  All materials and equipment furnished by Tenant shall be new or like new and all work shall be done in a first class workmanlike manner.

6. General Requirements.

(a) Tenant construction shall proceed only on the basis of the Final Construction Drawings or Revised Final Construction Drawings as approved or deemed approved by Landlord.  Tenant may request changes to such Final Construction Documents or Revised Final Construction Drawings.  Any changes shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, to the extent Landlord’s approval was originally required with respect thereto pursuant to Paragraph 5 above.  Upon approval (or deemed approval) of the Final Construction Drawings or Revised Final Construction Drawings, Landlord shall not be entitled to subsequently disapprove any changes therein unless such changes result in a material change to, material deviation from or material addition to the improvements identified in the Final Construction Drawings or Revised Final Construction Drawings previously approved or deemed approved by Landlord.  Within five (5) business days after delivery of a requested change to the approved or deemed approved Final Construction Drawings or Revised Final Construction Drawings to Landlord, Landlord shall either approve such requested change or notify Tenant of the specific item(s) of such requested change of which Landlord disapproves and a detailed description of the reason(s) for such disapproval.  If Landlord disapproves the requested change to the approved or deemed approved Final Construction Drawings or Revised Final Construction Drawings, Tenant shall revise and resubmit same to Landlord for approval (the “revised requested change”).  If Landlord does not respond to the requested change or the revised requested change to the approved or deemed approved Final Construction Drawings or Revised Final Construction Drawings within three (3) business days after receipt of a second notice from Tenant requesting Landlord to approve same, such requested change or the revised requested change shall be deemed approved by Landlord as most recently submitted.   Any material changes that occur during actual construction that are not approved by Landlord shall require alterations at Tenant's expense to restore compliance with the Final Construction Drawings or Revised Final Construction Drawings as previously approved or deemed approved by Landlord.  No drawings are considered "approved" unless they bear Landlord's signature of approval or are deemed approved as provided in Paragraph 4 or 6 hereof.

(b) Landlord shall have no obligation or responsibility to Tenant in respect of minor deviations in the actual dimensions of the Premises.  Tenant shall have the affirmative obligation to conduct an on site verification of all measurements and dimensions prior to letting any contracts for the performance of Tenant's Work and prior to ordering the fabrication of any trade fixtures.

(c) Upon Landlord's approval or deemed approval of the Final Construction Drawings or Revised Final Construction Drawings, Tenant shall submit the following to Landlord:

1. Names of general contractor (including main office name, address, phone and fax, and, as soon as it becomes available, project manager name, direct phone, fax, cell phone and email address, superintendent and field supervisor name, direct phone, job phone, cell phone, fax and email address) and all subcontractors (with full contact information for office and field supervision as listed above for general contractor), all of which shall be subject to Landlord's reasonable approval;

2. [intentionally deleted];

3. Contractor's/subcontractors' bond (provided that no bond shall be required of DPR or Hitt if used by Tenant as the general contractor);

4. insurance coverage as required by Article 10 of the Lease or Paragraph 13 of this Exhibit as applicable;

5. Payment for Tenant's Work to be performed by Landlord at Tenant's expense, if any;

6. Copy of building permit(s);

7. Completion schedule from Tenant's contractor;

8. Proof of utility application/deposit to Landlord;

9. [intentionally deleted]; and

10.Written acknowledgment by Tenant and its contractor that the Rules and Procedures for Contractors attached as Schedule I to this Exhibit E shall be adhered to during the performance of Tenant's Work.

7. Time for Commencement and Completion of Tenant's Work.  Tenant will perform and complete Tenant's Work in compliance with the Rules and Procedures for Contractors attached as Schedule I to this Exhibit E.

8. Non-Interference.  Any construction or other work that produces excessive noise or otherwise unreasonably interferes with other tenants of the Building shall be performed at times other than Building Hours.  Landlord may stop any construction or other work that unreasonably interferes with the activities of other tenants of the Building during Building Hours.

9. Obligations of Tenant Before Lease Term Begins.  Tenant shall perform promptly such of its monetary and other obligations contained in this Exhibit and the Lease as are to be performed by it whether the same accrue before or after the Lease Commencement Date.

10.Completion of Tenant's Work.  At such time as Tenant's Work shall be completed, Tenant, at its sole cost and expense and without cost to Landlord shall:

(a) Furnish evidence satisfactory to Landlord that all of Tenant's Work has been completed and paid for in full, that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) or waived, and that no security interests relating thereto are outstanding;

(b) Reimburse Landlord for the cost of any Tenant's Work done for Tenant by Landlord;

(c) Furnish to Landlord all permits and approvals with respect to Tenant's Work that may be required from any governmental authority and any board of fire underwriters or similar body for the use and occupancy of the Premises;

(d) Furnish Landlord with two (2) sets of complete "as built" drawings (including, but not limited to, mechanical, electrical, plumbing, fire-protection, fire-alarm and architectural as-built drawings) and CADD files of the Premises;

(e) Furnish to Landlord certificates of the insurance required by Article 10 of the Lease;

(f) Furnish an affidavit from Tenant's architect certifying that all work performed in the Premises is in accordance with the Final Construction Drawings or Revised Final Construction Drawings previously approved or deemed approved by Landlord as modified by any Landlord-approved changes thereto;

(g) Furnish all guaranties and/or warranties in accordance with this Exhibit; and

(h) Furnish a certified HVAC Test and Balance Report (reasonably satisfactory to Landlord).

11. Work Standards.  All of Tenant's Work shall be done and installed in compliance with all Laws.

12. Permits.  As expeditiously as possible following Landlord's approval or deemed approval of the Final Construction Drawings or Revised Final Construction Drawings, Tenant shall file all applications, plans and specifications, pay all fees and obtain all permits, certificates and other approvals required by the jurisdiction in which the Building is located and any other authorities having jurisdiction in connection with the commencement and completion of Tenant's Work, and diligently and in good faith pursue same so that all permits and approvals are issued as soon as practicable.  If minor modifications are at any time required by government authorities to any such plans or specifications, then Tenant shall make such modifications.  Tenant shall permit Landlord (and Landlord agrees) to assist Tenant in obtaining all such permits and other items.  Tenant shall obtain a Non-Residential Use and Occupancy Permit and all other approvals required for Tenant to use and occupy the Premises and to open for business to the public.  Copies of all building permits/occupancy permits are to be forwarded to Landlord.

13. Contractor Insurance.  Tenant's contractors and subcontractors shall be required to provide, in addition to the insurance required of Tenant pursuant to Article XIII of the Lease, the following types of insurance:

(a) Builder's Risk Insurance.  At all times during the period between the commencement of construction of Tenant's Work and the date (the “Opening Date”) on which Tenant opens the Premises for business with the public with a valid certificate of occupancy (or use and occupancy permit, as applicable) in place, Tenant shall maintain, or cause to be maintained, casualty insurance in Builder's Risk Form covering Landlord, Landlord's architects, Landlord's contractor or subcontractors, Tenant and Tenant's contractors, as their interest may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so called "broad form extended coverage endorsement" upon all Tenant's Work in place and all materials stored at the site of Tenant's Work, and all materials, equipment, supplies and temporary structures of all kinds incident to Tenant's Work and builder's machinery, tools and equipment, all while forming a part of, or on the Premises, or when adjacent thereto, while on drives, sidewalks, streets or alleys, all on a completed value basis for the full insurable value at all times.  Said Builder's Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors.

(b) Worker's Compensation.  At all times during the period of construction of Tenant's Work, Tenant's contractors and subcontractors shall maintain in effect statutory worker's compensation as required by the jurisdiction in which the Building is located.

14. Contractor Liability.  Subject to Sections 10(d) and 11 of the Lease, Tenant assumes the responsibility and liability for any and all injuries or death of any or all persons, including Tenant's contractors and subcontractors, and their respective employees, and for any and all damages to property to the extent caused by, or resulting from or arising out of any act or omission on the part of Tenant, its contractors or subcontractors or their respective employees.  Tenant's contractors or subcontractors or their respective employees, in the prosecution of Tenant's Work, and with respect to such work, agree to indemnify and save free and harmless Landlord from and against all losses and/or expenses, including reasonable legal fees and expenses which they may suffer or pay as the result of any damage to the Building or claims or lawsuits due to, because of, or arising out of any and all such injuries or death and/or damage, whether real or alleged; and Tenant and Tenant's contractors and/or subcontractors or their respective insurance companies shall assume and defend at their own expense all such claims or lawsuits.  Tenant agrees to insure this assumed liability in its policy of Broad Form Commercial General Liability insurance and the certificate of insurance or copy of the policy that Tenant will present to Landlord shall so indicate such contractual liability coverage.

15. Coordination.  Landlord and Tenant shall reasonably cooperate to coordinate its respective work so that such work shall not materially interfere with, or unreasonably delay the completion of, the work being performed by Tenant or other lessees in the Building.  Tenant shall schedule and coordinate with Landlord the construction of Tenant's Work (and the means and times of access to and from the Premises by Tenant and Tenant's contractors, subcontractors, deliverymen and agents) so as not to materially interfere with the normal operations of the Building or the operations of or construction for other tenants in the Building.  All use of elevators is subject to reasonable scheduling by Landlord and governmental restrictions.

16. Roof.  Landlord retains the sole right to disallow any and all roof penetrations by Tenant and roof installation of equipment and/or structures by Tenant.

17. Loads.  No item shall be mounted on or hung from the interior or exterior of the Building by Tenant without Landlord's prior written reasonable approval.  If Tenant desires to mount or hang anything, Tenant shall notify Landlord of the loads involved and shall pay all costs involved to mount or hang same.

18. Ducts.  Subject to the requirements of Section 20 of the Lease, Tenant shall permit Landlord or its agent to install, maintain, repair and replace in the ceiling space and/or under the concrete slab, adjacent to demising partitions and free standing columns, electrical, water or other lines and/or ducts that may be required to serve the Common Areas or others in the Building.

19. Contractor Responsibilities.  It shall be Tenant's responsibility to cause each of Tenant's contractors and subcontractors to:

(a) Maintain continuous industry-standard protection of any premises adjacent to the Premises in such a manner (including the use of lights, guardrails, barricades and dust proof partitions where required) as to minimize the occurrence of any damage to said adjacent premises by reason of the performance of Tenant's Work.

(b) Secure all parts of Tenant's Work against accident, storm, and any other hazard.  However, no barricades or other protective device shall extend more than two (2) feet beyond the Premises.  In addition to the foregoing, Tenant's barricade or other protective device shall be reasonably attractive in appearance, shall extend across the frontage and full height of the Premises and shall be of materials reasonably approved by Landlord.  Such partition shall not materially interfere with Landlord's completion of Common Areas of the Building.

(c) If Tenant's construction is not complete so that the public is protected, Landlord at its sole discretion may require Tenant to shield the Premises from the public view, or Landlord may erect a temporary barrier across the entire storefront and charge Tenant one hundred dollars ($100) per linear foot of barrier.

(d) Comply strictly with the Rules and Procedures for Contractors set forth in Schedule I to this Exhibit E, and Tenant agrees to be responsible for any violations thereof.

(e) Remove and dispose of, at Tenant's sole cost and expense, at least daily and more frequently as Landlord may direct, all debris and rubbish caused by or resulting from Tenant's Work, and upon completion, to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining on any part of the Building or in proximity thereto which was brought in or created in the performance of Tenant's Work (including stocking refuse).  If at any time Tenant's contractors and subcontractors shall neglect, refuse or fail to remove any debris, rubbish, surplus materials, or temporary structures, and such failure is not promptly remedied after email or telephonic notice thereof to Tenant's Authorized Representative, Landlord at its sole option may remove the same at Tenant's expense without further notice.

(f) Entry into areas unrelated to the performance of Tenant's Work is prohibited.

(g) Obtain a warranty from Tenant’s general contractor that Tenant's Work will be free from any defects in workmanship and materials for a period of one (1) year from the date of substantial completion thereof.  Replacement or repair of such work shall include, without charge, all expenses and damages in connection with such removal, replacement, or repair of all or any part of such work, or any part of the Building which may have been damaged or disturbed thereby.  All warranties or guarantees as to materials or workmanship or with respect to Tenant's Work shall be contained in the contract or subcontract, which shall provide that said guarantees or warranties shall inure to the benefit of both Landlord and Tenant and be directly enforceable by either of them.  Tenant covenants to give to Landlord any assignment or other assurance necessary to effect such right of direct enforcement.

20. Utilities.  In connection with utility service to the Premises, all applications, deposits, installation charges and arrangement for the same (except those provided by Landlord) shall be the sole responsibility of Tenant.  From and after the Lease Commencement Date, all utility charges shall be paid pursuant to the terms of the Lease.

SCHEDULE I TO EXHIBIT E

RULES AND PROCEDURES FOR CONTRACTORS

BUILDING RULES AND REGULATIONS

AGREEMENT FOR INTERIOR CONSTRUCTION

Project: 9600 Blackwell Road Construction Projects

Contractor/Sub-contractors, Suppliers, Material Men, etc., shall be advised of the following building rules and regulations concerning their proper conduct with1n the building.   All referenced material, labor, services, taxes, after hours costs, shipping, permits, fees or construction and/or other reference processes performed by Contractor, shall be hereinafter referred to as "Work" When AlA  Document A107  is the contract, the "Owner," "Landlord" and "Building Management" may be one and the same.

It is the General Contractor's responsibility to ensure everyone reads and understands these rules and regulations.  Ignorance of some is not a waiver of liability or responsibility.  Failure to comply with any of these rules may result in your contract being cancelled and/or your people being asked to leave the job site.    The General Contractor is ultimately responsible for the conduct of his Sub-contractors.  The signature block on the last page of th1s Agreement shall ad as the written approval and a representative of the Building Management has executed acceptance of all requirements after it.   Building Engineers on site are

Brian Winston phone# (202) 286-7519

Terry Wetzel phone# (202) 507- 1389

1.

It is the  intent of  these Rules and  Regulations  to encompass all  applicable labor  material  and equipment  necessary  to completely finish the  Work  described by  Building Management in  a workmanlike manner.

Where the Contractor wishes to make substitutions for items specifically called out on drawings, specifications, etc., Contractor shall submit  in writing to  the  architect  and/or Building Management: samples, technical data, performance data, etc., as required.     Such material shall be submitted far enough in advance to allow time for review and written approval without causing delay in the Work.    Any substitutions used without written approval shall be subject  to rejection and  replacement at Contractor's expense.   The entire system to which  the substitution applies and  all  Work   installed in  connection with the  substitution  must function as a unit  as originally intended.

Contractor shall pay for cost of  any change  in Work  due  to improper checking and coordination by Contractor.  Contractor shall also be responsible for all additional costs in the re- coordination of trades and replacement of material.

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2.

If the Contractor defaults or persistently fails and/or neglects to carry out  the Work and/or correct any  Work rejected  by the  Building Management, in  accordance with the Contract  Documents and/or Building Rules  and   Regulations  Agreement,  the  Owner, after  twenty-four (24)   hours written notice  to the Contractor, without  prejudice to any other  remedy  he may have, may make good such  deficiencies.   Owner may  also  deduct the cost  thereof  including  compensation for additional services made  necessary from the payment then  or thereafter  due  the Contractor.  The Owner  may  terminate  the  Contract  and  take   possession  of   the  site and   of  all materials, equipment, tools, construction equipment and  machinery thereon owned by the Contractor and finish  the  Work by  whatever  method   he  deems  expedient .    If the  remaining  balance of  the Contract Sum is greater than  the expense of finishing the Work,  the excess  shall be paid to the Contractor.    If  the  remaining   balance  is  less  than  the  expense  of  finishing the  Work, the Contractor shall pay the difference to the Owner.

3.

Prior  to starting  any  work  in  the building, Contractor, at its sole expense, should have a current Policy of  Public Liability  Insurance naming TNREF Ill 9600 Blackwell, LLC,  the tenant if applicable and CBRE, Inc. as additionally insured, on  file with  the Management Office. Policy will insure against  lass, injury, death  or  damage of  persons  or property, including the  premises and   the  building  arising  out  of  such  Work, with  the  limits  of  not  less than  $3,000,000  per occurrence for  bodily  injury  and  $3,000,000 per occurrence for  property damage.   Building Management based on the nature  of the Work  being performed may increase said amount. Also, Contractor must keep current insurance certificates on all Sub-contractors.  Any Contractor/Sub contractor performing work  found not  to have  current insurance will be immediately ordered off the premises.  General Contractors shall list the following as additionally insured:

4.

Contractors working in or about the property must have prior written approval from the Building Management before  any type of Work may commence.  A list of subcontractors must be provided to   CBRE Management  and  proper notice   will  be  given  to  the   building  engineers   before construction begins. Any persons  not on the approved Contractor list will be denied access to the property  -   no exceptions. This   list   will  include  phone  numbers   and   contacts   for   each Contractor/Sub-contractor, including home  and emergency telephone numbers.

5.

An initial  walk   through of  the  job  will  be  conducted prior to construction.    The  Contractor's superintendent, the  building engineer will review  rules  and  regulations, as  well  as  check  for existing   conditions  of   the  premises.     A  superintendent  must  be  onsite   at  all limes   when construction work is being  performed.

6.

Prior to the commencement of  Work, the Contractor shall  provide  Building  Management with a projected schedule showing the major  items of Work  with the dates of  their start and finish with significant milestones for Management to inspect.  A projected date  of final completion shall also be included. This date shall be the time when all trades have completed their Work, the suite has been Certified by the City as ready  for occupancy, and  the  job is ready  to be turned over to the tenant or Building Management.

7.

All  Contractors must  be licensed in  the state  in  which  the  Work  is performed, and  have  work experience   in  commercial  properties.    Written   documentation/certification  and  previous   job references  are required prior to the commencement of any type of Work.

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8.

Where   applicable, permits   must  be  obtained  from   the  City  Building   Department or   other governing agency prior to the commencement of Work.  Permits must be posted at the job site in accordance to the governing  body.    All construction  Work  will require a permit.  An  officer  of CBRE, Inc.  must  approve any  exceptions in  writing.     Approval of  drawings, details, schedules,  etc., by  the  Building Management shall  not  relieve  the  Contractor from  the  responsibility for compliance with local, county, state or federal laws, rules, ordinances, or Rules and Regulations of commissions, boards, or other authorities having  jurisdiction.

9.

All Contractors shall keep the premises  and improvements free and clear of all liens arising out of or  claimed by reason  of  any  Work  performed, materials furnished or obligations incurred.    The Contractor is responsible for  the payment of  all bills  for  labor  and materials  furnished by, or to the  Sub-Contractors and  himself  on  this  project, and   the  Contractor will also  deliver  to  the Owner a Waiver of Liens from  himself and each if his Sub-Contractors, if any, and at such time he will certify that he is submitting such lien waivers for all Sub-Contractors involved.

10.

No one shall be allowed to endanger the buildings, its premises or its occupants  in any manner whatsoever.     If such  a  situation occurs, the  Contractor, Sub-Contractor, supplier, etc. shall immediately take steps to correct  and  eliminate the hazardous condition.   In the event  that the Contractor's  personnel foil   to  perform in  a  satisfactory manner, the  Building  Management reserves the right  to immediately take steps to remedy  the hazard at the Contractor's expense.

11.

It  is  imperative  that  good business/professional  conduct be maintained by  all   Contractors' personnel while they are on  the property and  that they are  properly dressed for  the environment they are  working in and  the  job  being done.   Contractor shall not  employ  any unfit  person  or anyone not skilled in the task assigned to him.  Respect must be shown to the building tenants at all   times.    Rude   and obscene   behavior,  including foul and abusive  language, will not   be tolerated.   Offenders will be  asked to remove themselves  from  the  premises  and  shall not  be permitted to return.

12.	Contractor is not permitted to post any sign on the job site advertising the name of the Contractor or Sub-Contractor.
13.

All  Contractors' personnel will enter and  exit  through a  designated entrance  and  possibly  a designated freight elevator.  Use of building main floor, lobbies, or elevator lobbies is prohibited for storing material even on a temporary basis.   Specific  building moving and freight policies are established and must  be  reviewed  with  Building Management.   Where applicable  such  freight policies may include fines for breaking such policies.

14.

The  Building Management prior to  the  commencement of  the  project  must  approve hours  in which the Work will commence and end  each  day.   No variation to  the agreed upon  hours  will be permitted unless authorization is obtained from the Building Management.   The Contractor's Rules and Regulations  as stated  herein will further  limit  hours.    Building Management must  be notified of  "after hours"  Work  in advance.   (See Security Access Instructions for  details)    "After hours" work  is  defined  to  be  before   8am and  after 5pm. All  Contractors working over the weekend  and after the normal hours shall provide the Management Office a list of workers  prior to  the  worker  being  on  site  or  they  will be  denied  access.     The list  should also  include an estimated time  the Contractors will  be working, the  location of the  work to be done and a  24-  hour emergency contact for the Supervisor of the Work.

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15.

All  deliveries  are  to  be  accepted, moved and  delivered to  the  contracted suite  by  8:00 a.m., stocking will not  be allowed during business hours.  When accepting deliveries, Masonite must be laid to protect  floor  finishes.  It is the  Contractor's responsibility to keep public  areas clean  at all  times.

16.

All construction waste and debris shall be removed between the hours of 6:00 p.m. to 8:00a.m. No construction waste  or debris  may  be  placed in  the  building  dumpster /compactor.  The Contractor will provide for removal of waste and debris  from  the building at his own expense.   If a dumpster   is  required  (space   allowing), the   location  shall  be  authorized  by  the  Building Management and  will meet the Management's standard relating to safety and aesthetics daily.    It will be the responsibility of the Contractor to keep the area around the container neat and orderly daily.  It will be important to assure that a trail of debris in not left between  the Work  areas  and refuse container.

17.

Construction personnel shall at  all  times  maintain the  highest  level of  project  cleanliness.     All construction debris shall  be  removed through  the service  elevator or stairs  on a daily basis  and shall  never  be allowed to produce a fire hazard. In the event that the  Contractor  fails or refuses to keep the demised premises free of accumulated waste, the Management Office  reserves the right to enter said premises and remove the debris  at the Contractor's  expense.   In addition, all public areas, i.e., corridors, Restrooms, janitor's closets, etc. shall be maintained and kept free of construction debris, dust, etc.

Specific  Restrooms  will be designated for  Contractor use.   Anyone found  using Restrooms other than  specified  or janitorial closets  will be  subject to  dismissal.    No one  is permitted to use  the janitorial   closets    without     Management's   permission.       Upon  completion of  each   tenant improvement, the  Contractor will be  responsible for restoring the facility to its original state.     All carpeted corridors  will be  protected by carpel mask  (Polytech  brand  only) flush with  the  base, from  the  point  of  entry  to  the  job site  to the  Restroom.   Walk-off mats  will be  placed  at  allocations  where  Contractors enter  public  areas  of  the  building.    These walk-off mats  will  be maintained and  cleaned daily  or more  frequently if required, so that construction material is not transferred unto  any other areas  of  the  building.  Any flammable or  hazardous materials (i.e., paint)  may  only  be  stored  on  premises  with  permission of  the  Management Office who  shall designate an area for such storage.

18.

Pre-filters  shall  be  installed  over  all  return  air  openings  on  floors  under  construction.    If building filters  or  equipment  requires  replacement or  cleaning due  to  construction  dust, the Contractor will be charged.

19.

The Contractor should cover air transfers when working next to tenanted space to control the transmission  of  dust  and   dirt. Covering  must   be   removed  at   the  completion  of  daily construction.  Keep all tenant  entrance  and exit doors  closed  to restrict the movement of dust or dirt.  Close off  temporary openings with polyurethane.   Due  to local fire codes, no openings may  be made on  a  tenanted floor  to the  corridor unless the door will  be  made  on a tenanted floor  to the corridor doors  must remain  closed  unless materials are  being delivered.  All HVAC filters in fan rooms  shall  also  be delivered in operable condition at time  of  completion (thus  a temporary filter should be added to the existing filter).

20.

Electrical Panels must  be closed up  at the  end of  each  working day.     (Interior panels  can  be covered or barricaded).  Doors to all electrical rooms must remain locked when not occupied or protected by  barrier.   No storage is  allowed in the electrical room.    DO NOT  TAPE OVER LOCKS   TO LEAVE

E-I-4

Building Rules & Regulations

Interior Construction

DOOR OPEN OR USE ANY MECHANICAL DEVICE TO PROP OPEN. REPEATED VIOLATIONS WILL BE FINED $150.00 PER EVENT.

INITIAL.

21.

Any   and  all   safety   equipment,  such   as   traffic   control,  flagmen,  barricades, rigging,  fire extinguishers, first  aid  supplies, etc., as  may  be  necessary  or  required by  any  agency  having jurisdiction, shall  be  the  sole  responsibility  of and   at  the  expense  of  Contractor.    It  is  the responsibility of the  Contractor to protect  all individuals surrounding the Work  area.   All liability shall  be  the  responsibility of  the  Contractor. Contractor/Sub-contractor  shall  inaugurate  and maintain an  accident prevention program and  an  employee  safety-training program.   Proof  of compliance with Cal OSHA rule SB 198 shall  be maintained and followed. All employees  on  the job, regardless  of  whose  direct  payroll they  are  on, shall   be  required  to  respond to safety instructions  from  the  Contractor's supervision.   Persons who  do  not  respond shall  be  removed from the job.

22.

All Contractors are to take precautions to prevent the accidental tripping of the fire alarm system. The smoke detectors must be covered during working hours and  uncovered at the end of the working day.

False alarms shall be fines at:	First offense	$200
	Second offense:	$300
	Third offense:	$500

	INITIAL
23.

No  gasoline operated devices, i.e., concrete  saws, coring machines, welding  machines, etc., shall be  permitted within   the  building premises.   All  work  requiring such  devices shall  be  by means of electrically operated substitutes.

24.	All approved gas and oxygen canisters shall be properly chained and supported to eliminate all potential hazards. At the completion of use, said containers shall be removed from the building.
25.	Please contact the Management Office to schedule work on the following building systems: 24-hours in advance (Any disruption of services will be scheduled at the Management Office's discretion.)
a.	Domestic water.
b.	fire alarm or speaker.
c.	Electrical tie-ins to base building or the addition of equipment to any are other than the tenant suite except sub panels located within the tenant premises.
d.	Sprinkler system.
e.	Any work that will take place outside the demised tenant space.
f.	Any tie-ins that may affect other tenant spaces.

Note:    If a utility or building alarm is turned off for Contractors work, Contractor must notify the Management Office upon  completion so the system can be turned back on as soon as possible.

E-I-5

Building Rules & Regulations

Interior Construction

26.

Construct on personnel are not permitted to block open  stairway doors. These doors provide the fire  protection required by  code.     Continued violation of  this  provision shall  be  subject to  a $        fine.  Janitorial doors  shall be kept closed at all times on occupied tenant floors.

INITIAL.

27.

No  graffiti or vandalism will be tolerated.   Any individual caught  in  the act shall be immediately removed from  the premises and  will not  be allowed to return.     In addition, all repairs  will be at the Contractors expense.

28.	No tobacco smoking or chewing will be permitted in the building. No radios or other sound producing equipment will be permitted in the building.
29.

Since  Work will occur while  other  businesses  in  the  building are  operating, noise  is a  major consideration.  Therefore, excessive noise, which may disturb tenants, will force  us to halt  Work temporarily.    No   hammer   drilling, core  drilling or any  tenant   disturbances  will  be  allowed between  the hours  of 8:00 a.m. and 5:00 p.m., Monday through Friday. It is the responsibility of the Contractor to instruct  all construction personnel that noise will be minimized at all  times.   The Building Management shall determine  acceptable noise level.

30.	Wet paint sign must be posted in all public areas when appropriate.
31.

The odors, which arise when various  construction procedures are done, can cause  discomfort to the  tenants  of  the building.   Examples  of these  odor concerns  are  carpet adhesive, wallpaper sizing, wood  stains  and  finishes  and  painting.    (Specified  Paint  is Frazee  Environcoat  or the equivalent)   These activities which sometimes  produce odor problems for tenants in the building will be done  during evening non-business  hours, as  approved by  the Building Manager.  Also, the engineering staff should be alerted  to arrange for added ventilation.

32.

Contractor shall provide temporary electrical devices  within the demised premises for  their Sub contractor's use.  Contractor will  not be permitted to run extension cords through public space on occupied floors or through  occupied tenant spaces.

33.

The   Contractor  shall   use   reasonable  measures   to   minimize   energy   consumption  in   the construction area  when  possible.    The  Building shall  pay  for  normal  electrical  consumption during the construction process.  All lights and equipment must be extinguished at the end of the Contractor's  business  day.     In  the  event   that  the  Contractor  continues   to  leave lights  and equipment  on   during  off-hours, the  Management Office   reserves  the  right   to receive  just compensation for excessive electrical consumption.

34.

Contractor/Sub-contractor   may   park   in   designated  spaces   only. Any   vehicles   found   in unauthorized spaces  will be  subject  to  posted  parking  rates. Specific  instructions should  be obtained from each Building Management.

35.

No work  is to be performed, nor materials stored in any area other  than suite under construction without prior  written  authorization.  No staging of  trucks or materials will be allowed areas  that may affect traffic flow to the adjoining properties.

E-I-6

Building Rules & Regulations

Interior Construction

36.	Rubber wheels are required on all vehicles transporting materials in the Building.
37.	All equipment and material will be designed and attached for seismic loading in accordance with governmental agencies having jurisdiction over the work.
38.	The following briefly describes the standard billing provisions, unless specified otherwise in the tenant lease, the following format will be followed:
a)	shall submit, within calendar days of execution of this agreement, a schedule of values for contractor work broken down by trade, quantity of items and subcontractor.
b)

               shall, once  a month, submit a copy  of the payment request accompanied by  unconditional lien releases from  the  general  contractor and  all subcontractors who have  previously filed  preliminary  notices with  an  acceptance letter  of  completed  work from         . A copy of the schedule  of values must support each request.

By  executing  this   Agreement,  the   Contractor  represents   that   he   has   or   will,  prior    to commencement  of   Work,  determine    and   verify   all   field   measurements, field  construction criteria, materials, catalogue numbers  and  similar data  and  that  he has checked  and  coordinated all drawings, specifications, etc.

The  Contractor accepts  and  is  willing to perform all  Work  in  a  workmanlike manner  and  in accordance with standard practice.  Any extra cot based on drawings or changes  shall be brought to the attention of Building Management in writing and if not mentioned, it will be assumed  that no extra cost is involved for making a change, deviation or omission from the original drawings, details or specifications.

The   undersigned  acknowledges   receipt   and   acceptance  of   the   Contractor's  Rules  and Regulations as stated. The undersigned will take full responsibility for;

1.	Communicating Rules and Regulations to all Contractor's personnel and Subcontractors;
2.	Enforcing Rules and Regulations in regards to employees of Contractor and Sub-contractors.

Signed by:
Contractor
Date:
Title:
Company:
Signed by:
Authorized CBRE, Inc. Representative
Date:

E-I-7

EXHIBIT F

ESTOPPEL CERTIFICATE

Please refer to the documents described in Schedule I attached hereto (the “Lease Documents”) including the “Lease” therein described.  The undersigned (the “Tenant”), hereby certifies that it is the lessee/tenant under the Lease.  Tenant hereby further acknowledges that it has been advised that the Lease may be assigned to a purchaser of, and/or collaterally assigned in connection with a proposed financing secured by, the property on which the Premises under the Lease are located, and certifies both to the landlord under the lease (the “Landlord”) and to any and all prospective purchasers (the “Purchasers”) and any and all current and/or prospective mortgagees of such property, including any trustee on behalf of any  holders of notes or other similar instruments, and any holders from time-to-time of such notes or other instruments, and their respective successors and assigns (collectively the “Mortgagees”) that as of the date hereof:

1. The information set forth in Schedule I hereto is true and complete.

2. Tenant is in occupancy of the Premises and the Lease is in full force and effect and, except by such writings as are identified on Schedule I hereto, has not been modified, assigned, supplemented, or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the space rented under the Lease, whether oral or written.

3. To Tenant’s knowledge, all conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

4.To Tenant’s knowledge, Tenant is not in default under the Lease Documents; Tenant has not received any notice of default under the Lease Documents; and, to Tenant’s knowledge, there are no events which have occurred that with the giving of notice or the passage of time or both, would result in a default by Tenant under the Lease Documents.

5.Tenant has not paid any rents or sums due under the Lease more than thirty (30) days in advance of the date due under the Lease and except as provided in the Lease, Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any rent or sums due and payable under the Lease.

6. To Tenant’s knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents; Tenant has not sent any notice of default under the Lease Documents to the Landlord, and, to Tenant’s knowledge, there are no events which have occurred that, with the giving of notice or the passage of time or both, would result in a default by Landlord thereunder, and at the present time, to Tenant’s knowledge, Tenant has no claim against Landlord under the Lease Documents.

7. Except as expressly set forth in Part G of Schedule I, there are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease; termination options, leasing or occupying additional space or purchasing the premises.

8. Tenant covenants and agrees that after receipt of notice of the sale of the property it will promptly cause a new certificate of insurance to be issued naming the new landlord and its managing agent and lender as additional insureds.

9. The undersigned has the authority to execute and deliver this Estoppel Certificate on behalf of Tenant and acknowledges that all Purchasers will rely on this Estoppel Certificate in purchasing the property and all

F-1

Mortgagees will rely upon this Estoppel Certificate in extending credit to Landlord or Landlord’s successors in interest.

10. This Estoppel Certificate shall be binding upon the successors, assigns, and representatives of the undersigned and any party claiming through or under the undersigned and shall inure to the benefit of all Purchasers and Mortgagees.

IN WITNESS WHEREOF, Tenant has duly executed this Estoppel Certificate this      day of        , 20   .

(Name of Tenant)
By:
Name:
Title:

F-2

SCHEDULE I TO TENANT ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms and Current Status

A. Date of Lease:

B. Parties:

1. Landlord:

2. Tenant:

d/b/a:

C. Premises: Suite               located on floor(s)                            containing approximately                          rentable square feet

D. Modifications, Assignments, Supplements or Amendments to Lease:

E. Commencement Date:

F. Expiration of Current Term:

G. Right to renew, to extend, to terminate, to rent or occupy additional space or to purchase any portion of the property:

H. Security Deposit Paid to Landlord:  $

I. Current Fixed Rent (Annualized):  $

J. Amount of Most Recent Rent Payment:  $

K. Tenant’s Bankruptcy or other Insolvency Actions:

F-I-1

EXHIBIT G

JANITORIAL SPECIFICATIONS

I.	GENERAL SPECIFICATIONS
(a)	Clean all areas of the building interior including entrance lobby, corridors, loading docks, stairwells, lavatories, and elevators. Not included are: stores, garages, and elevator shafts.
(b)	Employees of Landlord’s cleaning contractor ("Contractor") shall be neat and clean in appearance and properly identified.
(c)	Employees of the Contractor shall abide by all building regulations and safety rules.
(d)	Employees of the Contractor shall not. eat, drink, or smoke on duty. They shall not disturb paper on desks, open drawers or cabinets, use telephones, televisions, or radios.
(e)	Competent supervisory personnel shall be employed, and they will, at a minimum, have completed a supervisory training course.
(f)

The supervisor will report to the Tenant or his agent any maintenance conditions such as leaky faucets, stopped toilets and drains, broken fixtures, etc. The supervisor will also report any unusual happenings in the building noticed or called to his/her attention by Contractor's employees.

(g)	Necessary, appropriate, tested and approved machinery and cleaning supplies for the satisfactory performance of services will be provided by Landlord and Tenant shall have no responsibility therefore.
(h)	Utilities will be provided by Landlord without charge.
(i)	A log book will be maintained in the building in which a record shall be made of any events requiring the Landlord's or Tenant's attention.
(j)	All office cleaning, as possible, will be performed behind locked doors.
(k)	Upon completion of work, the Contractor will leave all sinks and equipment storage areas in a neat and orderly condition; all unnecessary lights out, and all doors locked.
(I)

Regular weekly inspection of the building shall be performed by a representative of the Contractor's management staff with the Tenant's representative.  This is in addition to the regular nightly inspection to be performed by the supervisor.

II.	DAILY CLEANING
(a)

Entrance lobby will be thoroughly cleaned. Lobby glass and metal will be cleaned and dusted.  Directory glass will be damp cleaned and wiped. Lobby walls will be dusted and kept free from fingerprints and smudges.  Floor and entrances arc to be dust mopped as needed, buffed and refinished as necessary to maintain a clean and glossy appearance.

G-1

(b)	Elevators
•	All elevators will be vacuumed.
•	All stainless steel and metal will be cleaned.
•	All elevator tracks will be vacuumed.
•	Elevator button panels and elevator doors will be cleaned.
•	Carpets will be spotted.
(c)	Bathrooms
•	Clean all mi1rnrs.
•	Washbasins and bright work with non-abrasive cleanser.
•	Clean urinals.
•	Wash toilet seats and bowls using disinfectant in water.
•	Mop floor using disinfectant in water.
•	Damp wipe and clean walls and partitions. They m-e Lo be free of hand prints and dust.
•	Refill hand soap, towels, tissues, and sanitary napkin dispensers.
•	Clean ventilating louvers.
•	Power scrub floors with germicidal solution monthly.
(d)	Offices and Corridors
•

Dusting. All furniture office equipment and appliances, windowsill, etc. will be dusted with a treated cloth or static duster. This shall include all horizontal surfaces up to seven (7) feet height and enough vertical surfaces within each week. Desks and tables not cleared of paper and work materials will only be dusted where desk is exposed.

•

Dust Mopping.  After furniture dusting is completed, all non-carpeted floor areas will be dust mopped with a treated dust mop with special attention being given to areas under desks and furniture to prevent accumulation of dust and dirt.

•	Vacuuming. All rugs and carpet<; in office areas, as well as public spaces are to be vacuumed daily in all high traffic areas.
•

Waste cans -Ashtrays. Waste cans and ashtrays will be emptied and wiped clean. Waste cans shall be damp wiped as necessary. Plastic liners where used will be changed as needed. Waste not in can will not be removed unless clearly marked -"Trash."

•	Spot Cleaning Carpets. All carpeted areas will be inspected for spots and stains will be removed nightly. Where difficult spots are encountered, the Tenant will be notified.

G-2

•	Wet Mopping. All floors and stairwells will be checked daily and wet mopped in areas that so need to be.
•	Tile Floors. All tile floors will be inspected, buffed, and kept in dust free condition at all times.
•	Water Coolers/ Water Fountains. Water coolers will he cleaned and polished.
III.	WEEKLY CLEANING
(a)	Vacuuming. All other areas, i.e. under chairs and desks, out or the way traffic areas will he attended to.
(b)	Stairways and Landings. Dust mop with a treated yarn mop. Spot cleaning of walls and doors.
(c)	Light Fixtures. The external area of a light fixture will be inspected and kept dust free.
IV.	MONTHLY
(a)	Offices and Corridors
•	Air Conditioning Grills. All areas around air conditioner and return air grills will be cleaned.
•	Hand Rails, Fire Points. And any other miscellaneous hardware will be cleaned.
•	Doors. All doorplates, kick plates, brass and metal fixtures within the building will be wiped.
V.	SEMI-ANNUALLY
(a)	Venetian blinds will be damp wiped.
(b)	Exterior light fixtures will be damp wiped.

G-3